Exhibit 3.1
THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

FTAI AVIATION LTD.
(ADOPTED BY SPECIAL RESOLUTION DATED NOVEMBER 9, 2022)

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
FTAI AVIATION LTD.
(ADOPTED BY SPECIAL RESOLUTION DATED NOVEMBER 9, 2022)
1	The name of the Company is FTAI Aviation Ltd..
2
The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
4
Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Act.

5	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.
6	The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.
7	The share capital of the Company is US$22,000,000 divided into 2,000,000,000 Ordinary Shares of a par value of US$0.01 each and 200,000,000 Preferred Shares of a par value of US$0.01 each.
8	The Company may exercise the power contained in the Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.
9	Capitalised terms that are not defined in this Memorandum bear the meaning given in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
FTAI AVIATION LTD.
(ADOPTED BY SPECIAL RESOLUTION DATED NOVEMBER 9, 2022)
1	Interpretation
1.1	In these Articles, Table A in the First Schedule to the Act does not apply and, unless there is something in the subject or context inconsistent therewith:
“Act”	the Companies Act (As Revised) of the Cayman Islands.

“Additional Preferred Holder”	means, with respect to any Additional Preferred Shares, the Record Holder of such Additional Preferred Shares

“Additional Preferred Shares”
means Shares of any class that entitles the Record Holders thereof to a preference or priority over the Record Holders of the Common Shares in (a) the right to share profits or losses or items thereof, (b) the right to share in Company distributions, or (c) rights upon dissolution or liquidation of the Company that may be created from time to time in accordance with these Articles.

“Additional Preferred Share Designation”	means the Share Designation with respect to any Additional Preferred Shares.

“allotment”	shares are taken to be allotted when a person acquires the unconditional right to be included in the Register of Members in respect of those shares.

“Affiliate”
means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Applicable Law”
means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”
means these amended and restated articles of association of the Company, and includes any exhibits, annexures or schedules hereto (including, for the avoidance of doubt, the Issued Preferred Shares Designations).

“Audit Committee”	means the audit committee of the board of Directors established pursuant to these Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

“Cause”
means, with respect to each Director (a) the failure by such Director to perform his or her assigned duties for the Company, (b) committing any material breach or violation of the Company’s policies, (c) engaging in any dishonesty, fraud, embezzlement, misappropriation, conversion of assets or gross misconduct detrimental to the Company’s interests, or (d) the commission of any act or omission that results in, or may reasonably expected to result in, a conviction of, or the entry of a pleading of guilty or nolo contendere to, any felony or crime involving moral turpitude.

“Certificate”
means a certificate (i) substantially in the form of Exhibit A (in the case of Common Shares), Exhibit B (in the case of Series A Preferred Shares), Exhibit C (in the case of the Series B Preferred Shares) or Exhibit D (in the case of the Series C Preferred Shares) to these Articles, (ii) in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the Directors, issued by the Company.

“Chairperson”	means the chairperson of the board of Directors elected in accordance with Article 27.7.

“Chief Executive Officer”	means the chief executive officer of the Company appointed by the Directors in accordance with Article 31.7(a).

“Chief Financial Officer”	means the chief financial officer of the Company appointed by the Directors in accordance with Article 31.7(b).

“Clearing House”
means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Code”
means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission”	means the United States Securities and Exchange Commission.

“Common Members”	means the Members that hold Common Shares, and shall only refer to the Common Shares (and not any Preferred Shares) held by such Members.

“Common Shares”	means ordinary shares of a par value of US$0.01 each in the share capital of the Company.

“Company”	means the above named company.

“Company Group”	means the Company and each Subsidiary of the Company.

“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).

“Compensation Committee”	means the compensation committee of the board of Directors established pursuant to these Articles, or any successor committee.

“Depository”	means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Designated Stock Exchange”	the Nasdaq Global Select Market and any other stock exchange or interdealer quotation system listed in Schedule 4 of the Act on which shares in the capital of the Company are listed or quoted.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend resolved to be paid on Shares pursuant to these Articles, and includes a distribution or interim dividend or interim distribution.

“Electronic Communication”
means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.
“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Governmental Entity”	means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Group Member”	means a member of the Company Group.

“Indemnified Person”
means (a) any Person who is or was a Director or officer of the Company, (b) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matter partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person the Directors designate as an “Indemnified Person” for purposes of these Articles.

“Independent Director”
means a Director who (i) qualifies as an “independent director” within the meaning of the corporate governance listing standards from time to time adopted by the Designated Stock Exchange with respect to the composition of the board of directors of a listed company (without regard to any independence criteria applicable under such standards only to the members of a committee of the board of directors) and (ii) also satisfies the minimum requirements of director independence of Rule 10A-3(b)(1) under the Exchange Act (as from time to time in effect), whether or not such Director is a member of the Audit Committee.

“Initial Members”	means FTAI Offshore Holdings L.P. and Fortress Worldwide Transportation and Infrastructure Investors LP

“Issued Preferred Holders”	means the Series A Holders, the Series B Holders and the Series C Holders, and shall include Additional Preferred Holders (as applicable).

“Issued Preferred Shares”	means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, and shall include Additional Preferred Shares (as applicable).

“Issued Preferred Shares Designations”
means the Series A Preferred Share Designation, the Series B Preferred Share Designation and the Series C Preferred Share Designation, and shall include any Additional Preferred Share Designation (as applicable). For the avoidance of doubt, any reference in these Articles to an “applicable” Issued Preferred Shares Designation means, (i) with respect to the Series A Preferred Shares, the Series A Holders or the Series A Nonpayment Directors, the Series A Preferred Share Designation, (ii) with respect to the Series B Preferred Shares, the Series B Holders or the Series B Nonpayment Directors, the Series B Preferred Share Designation, (iii) with respect to the Series C Preferred Shares, the Series C Holders or the Series C Nonpayment Directors, the Series C Preferred Share Designation and (iv) with respect to any Additional Preferred Shares, the applicable Additional Preferred Share Designation.

“Issued Preferred Shares Liquidation Preference”
means, (i) with respect to the Series A Preferred Shares, the Series A Liquidation Preference, (ii) with respect to the Series B Preferred Shares, the Series B Liquidation Preference and (iii) with respect to the Series C Preferred Shares, the Series C Liquidation Preference.

“Issued Preferred Shares Nonpayment Board Expansion”	means a Series A Nonpayment Board Expansion, a Series B Nonpayment Board Expansion or a Series C Nonpayment Board Expansion, as applicable.

“Issued Preferred Shares Nonpayment Directors”
means the Series A Nonpayment Directors, the Series B Nonpayment Directors or the Series C Nonpayment Directors, as applicable. For the avoidance of doubt, certain Issued Preferred Shares Nonpayment Directors may be Series A Nonpayment Directors, Series B Nonpayment Directors and Series C Nonpayment Directors.

“Liquidation Date”	means the date on which an event giving rise to the dissolution of the Company occurs.

“Liquidator”	means one or more Persons selected by the Directors to perform the functions of the liquidator of the Company as described in Articles 40.2 and 40.3.

“Manager”
means FIG LLC, a Delaware limited liability company, together with its permitted assignees under the Management and Advisory Agreement, dated as of July 31, 2022, between, among others, the Company and FIG LLC, as amended, supplemented or restated from time to time.

“Member”	has the same meaning as in the Act.

“Memorandum”	means the amended and restated memorandum of association of the Company.

“Merger Agreement”	has the meaning assigned to such term in Article 44.2.

“National Securities Exchange”	means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the board of Directors established pursuant to these Articles, or any successor committee.

“Officer”	means a person appointed to hold an office in the Company.

“Ordinary Resolution”
means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority regard shall be had to the number of votes to which each Member is entitled by these Articles.

“Outstanding”
means, with respect to a class or series of Shares, all Shares of such class or series that are issued by the Company and reflected as outstanding on the Register of Members as of the date of determination.

“Percentage Interest”
means, as of any date of determination, (i) as to any Common Shares, the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (ii) by (b) the quotient obtained by dividing (x) the number of such Common Shares by (y) the total number of all Outstanding Common Shares, and (ii) as to any other Shares, if applicable, the percentage established for such Shares by the Directors as a part of the issuance of such Shares. For the avoidance of doubt, as set forth in the applicable Issued Preferred Shares Designation, no “Percentage Interest” has been established for any series of Issued Preferred Shares.

“Person” or “person”	means any individual, corporation, company, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Preferred Shares”	means the Issued Preferred Shares.

“Quarter”	means, unless the context requires otherwise, a fiscal quarter of the Company.

“Record Date”
means, with respect to any class or series of Shares, the date established by the Company in accordance with Article 4 for determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose; provided that the Record Date for determining the identity of Issued Preferred Holders entitled to receive payment of distributions on any Issued Preferred Shares shall be determined in accordance with the applicable Issued Preferred Shares Designation.

“Record Holder” or “holder”	means, with respect to any Shares, the Person in whose name is entered in the Register of Members as the holder of such Share as of the opening of business on a particular business day.

“Register of Members”
means the register of Members maintained in accordance with the Act, and includes (except where otherwise stated) any branch or duplicate register of Members, on behalf of the Company by the Transfer Agent.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	means the secretary of the Company appointed by the Directors in accordance with Article 31.7(c).

“Securities Act”	means the United States Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Series A Holder”	has the meaning set forth in the Series A Preferred Share Designation.

“Series A Liquidation Preference”	has the meaning set forth in the Series A Preferred Share Designation.

“Series A Preferred Share”	has the meaning set forth in the Series A Preferred Share Designation.

“Series A Preferred Share Designation”
means the Share Designation with respect to the 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares, annexed hereto as Annex A, as it may be amended, supplement or restated from time to time.

“Series A Nonpayment Board Expansion”	has the meaning set forth in the Series A Preferred Share Designation.

“Series A Nonpayment Directors”	has the meaning set forth in the Series A Preferred Share Designation.

“Series B Holder”	has the meaning set forth in the Series B Preferred Share Designation.

“Series B Liquidation Preference”	has the meaning set forth in the Series B Preferred Share Designation.

“Series B Preferred Share”	has the meaning set forth in the Series B Preferred Share Designation.

“Series B Preferred Share Designation”
means the Share Designation with respect to the 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares, annexed hereto as Annex B, as it may be amended, supplement or restated from time to time.

“Series B Nonpayment Board Expansion”	has the meaning set forth in the Series B Preferred Share Designation.

“Series B Nonpayment Directors”	has the meaning set forth in the Series B Preferred Share Designation.

“Series C Holder”	has the meaning set forth in the Series C Preferred Share Designation.

“Series C Liquidation Preference”	has the meaning set forth in the Series C Preferred Share Designation.

“Series C Preferred Share”	has the meaning set forth in the Series C Preferred Share Designation.
“Series C Preferred Share Designation”
means the Share Designation with respect to the 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares, annexed hereto as Annex C, as it may be amended, supplement or restated from time to time.

“Series C Nonpayment Board Expansion”	has the meaning set forth in the Series C Preferred Share Designation.

“Series C Nonpayment Directors”	has the meaning set forth in the Series C Preferred Share Designation.

“Share”
means any share in the capital of the Company (including Common Shares and Issued Preferred Shares) issued in accordance with these Articles and the Act, and includes a fraction of a share in the Company.

“Share Designation”	has the meaning assigned to such term in Article 2.1.

“Special Resolution”	has the same meaning as in the Act, and includes a unanimous written resolution.

“Subsidiary”
means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Surviving Entity”	has the meaning given to such term in Article 44.2(b).

“Transfer”
means, with respect to a Share, a transaction by which the Record Holder of such Share transfers such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent”
means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Act.

“U.S. GAAP”	means United States generally accepted accounting principles consistently applied.

“Voting Shares”
means the Common Shares and any other class of Shares issued by the Company that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of Members generally under these Articles. For the avoidance of doubt, as set forth in the applicable Issued Preferred Shares Designation, the Issued Preferred Shares are not “Voting Shares” and the Issued Preferred Shares shall have only such voting rights as set forth in the applicable Issued Preferred Shares Designation or as otherwise required by applicable law.

1.2	In these Articles:
(a)	words importing the singular number include the plural number and vice versa;
(b)	words importing the masculine gender include the feminine gender;
(c)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;
(d)	“shall” shall be construed as imperative and “may” shall be construed as permissive;
(e)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;
(f)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms and, for the avoidance of doubt, the term “include” or “includes” means include or includes, without limitation, and “including” means including, without limitation;

(g)
the term “and/or” is used to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(h)	headings are inserted for reference only and shall be ignored in construing these Articles;
(i)	any requirements as to delivery under these Articles include delivery in the form of an Electronic Record;
(j)
any requirements as to execution or signature under these Articles including the execution of these Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(k)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply; and
(l)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect.

2	Issue of Shares and other Securities
2.1
Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of additional Shares (including fractions of a Share), to such persons and at such times as they think proper, in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Directors (each, including each Issued Preferred Shares Designation, a “Share Designation”), including (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Shares; (v) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, or any adjustments thereto, the date or dates on which, or the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (vi) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest, if any, applicable to such Shares; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of Shares of the class or series; (ix) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (x) the right, if any, of the holder of each such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares.

2.2
The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

2.3
The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

2.4	The Company shall not issue Shares to bearer.
2.5	Shares shall only be issued as fully paid-up.
2.6	The Common Shares shall have the following rights:
(a)	as to voting: the holder of a Common Share shall (in respect of such Common Share) have the right to receive notice of, attend at and vote as a Member at any general meeting of the Company; and
(b)	as to capital: a Common Share shall confer upon the holder thereof the right in a winding up to participate in the surplus assets of the Company as provided in these Articles; and
(c)	as to income: the Common Shares shall confer on the holders thereof the right to receive dividends as provided in these Articles.
2.7	The Preferred Shares shall have the following rights:
(a)
as to voting: other than as expressly set out in the relevant Issued Preferred Shares Designation, the holder of a Preferred Share shall not (in respect of such Preferred Share) have the right to receive notice of, attend at or vote as a Member at any general meeting of the Company, but may vote at a separate Class meeting convened in accordance with these Articles; and

(b)
as to capital: a Preferred Share shall confer upon the holder thereof the right in a winding up to participate in the surplus assets of the Company as provided in the relevant Issued Preferred Shares Designation; and

(c)	as to income: the Preferred Shares shall confer on the holders thereof the right to receive dividends as provided in the relevant Issued Preferred Shares Designation.
3	Register of Members
3.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Act.
3.2
The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Act. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

4	Closing Register of Members or Fixing Record Date
4.1
For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed sixty days.

4.2
In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance a date as the Record Date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, provided that such Record Date shall not exceed sixty days and be no less than ten days prior to the date where the determination will be made.

4.3
If the Register of Members is not so closed and no Record Date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date of the day immediately following the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the Record Date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

5	Certificates for Shares
5.1
Subject to these Articles, in connection with the Company’s issuance of Shares to any Person, if the Directors resolve that Certificates shall be issued to such Person, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by the Chairperson or any Co-Chairperson, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures required on the Certificate may be by facsimile. If any officer who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such officer before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such officer at the date of issue. Certificates for each class of Shares shall be consecutively numbered and shall be entered on the Register of Members as they are issued and shall exhibit the holder’s name and number and type of Shares.

5.2
The Company shall not be bound to issue more than one Certificate for Shares held jointly by more than one person and delivery of a Certificate to one joint holder shall be a sufficient delivery to all of them.

5.3
If any mutilated Certificate is surrendered to the Company, the appropriate officers on behalf of the Company shall execute and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate officers on behalf of the Company shall execute and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company receives such notification, the Member shall be precluded from making any claim against the Company for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Article 5.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

5.4
Every Certificate sent in accordance with these Articles will be sent at the risk of the Member or other person entitled to the Certificate. The Company will not be responsible for any Certificate lost or delayed in the course of delivery.

5.5
Certificates shall be issued within the relevant time limit as prescribed by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

6	Transfer of Shares
6.1
Subject to the terms of these Articles, any Member may Transfer all or any of their Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock

Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options, warrants or units issued pursuant to these Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the Transfer of any such Share without evidence satisfactory to them of the like transfer of such right, option, warrant or unit.
6.2
The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

6.3
The Company shall not recognize any Transfer of Shares until the Certificates evidencing such Shares (if any) are surrendered for registration of the Transfer. No charge shall be imposed by the Company for such Transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

6.4	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.
6.5
By acceptance of the Transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be deemed to agree to be bound by the terms of the Memorandum and these Articles, and (ii) shall become the Record Holder of the Shares so transferred. The transfer of any Shares to any new Member shall not constitute an amendment to these Articles.

6.6
Nothing contained in these Articles shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

7	Redemption, Repurchase and Surrender of Shares
7.1
Subject to the provisions of the Act, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares. For the avoidance of doubt, a Special Resolution shall not be required to approve the redemption of Issued Preferred Shares in such manner and upon such other terms contemplated by the respective Issued Preferred Shares Designation.

7.2
Subject to the provisions of the Act, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in the Article above shall not require further approval of the Members.

7.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Act, including out of capital.
7.4	The Directors may accept the surrender for no consideration of any fully paid Share.
8	Treasury Shares
8.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

8.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).
9	Variation of Rights of Shares
9.1
Subject to Article 3.1 and subject to the terms of the Issued Preferred Shares Designations, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued Shares of that class, or with the approval of a resolution passed by the holders of not less than two-thirds of the issued Shares of that class at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of these Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least two-thirds of the issued Shares of the class.

9.2
For the purposes of a separate class meeting, subject to the terms of the Issued Preferred Shares Designations, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

9.3
The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

10	Commission on Sale of Shares
The Company may, in so far as the Act permits, pay a commission to any person in consideration of that person subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.
11	Non Recognition of Trusts
The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.
12	Lien on Shares
12.1
The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or their estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

12.2
The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within 14 clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

12.3
To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or their nominee shall be registered as the holder of the Shares comprised in any such transfer, and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles.

12.4
The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

13	Transmission of Shares
13.1
If a Member dies, the survivor or survivors (where they were a joint holder), or their legal personal representatives (where they were a sole holder), shall be the only persons recognised by the Company as having any title to the deceased Member's Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which the Member was a joint or sole holder.

13.2
Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by that person to the Company, either to become the holder of such Share or to have some person nominated by them registered as the holder of such Share. If they elect to have another person registered as the holder of such Share they shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution, as the case may be.

13.3
A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which they would be entitled if they were the holder of such Share. However, they shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered or to have some person nominated by them registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within 90 days of being received or deemed to be received (as determined pursuant to these Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

14	Amendments of Memorandum and Articles of Association and Alteration of Capital
14.1	The Company may by Ordinary Resolution:
(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;
(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;
(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;
(d)
by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)
cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

14.2
All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of these Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

14.3	Subject to the provisions of the Act and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:
(a)	change its name;
(b)	alter or add to these Articles;
(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and
(d)	reduce its share capital or any capital redemption reserve fund, provided that any such actions by the Company shall additionally require the approval of the board of Directors prior to being submitted to the Members for approval.
15	Offices and Places of Business
Subject to the provisions of the Act, the Company may by resolution of the Directors change the location of its Registered Office. The principal office of the Company shall be located at 1345 Avenue of the Americas, 45th floor, New York, New York 10105 or such other place as the Directors determine. The Company may, in addition to its Registered Office and principal office, maintain such other offices or places of business as the Directors determine.
16	General Meetings
16.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.
16.2
For so long as the Company's shares are traded on a Designated Stock Exchange, an annual general meeting of the Company shall be held in each year, other than in the year in which these Articles are adopted, at such time as determined by the Directors and the Company may, but shall not (unless required by the Act) be obliged to, in each year hold any other general meeting.

16.3
The agenda for the annual general meeting shall be set by the Directors and shall include the election of the Directors in accordance with Article 25.1, the presentation of the report of the Directors (if any) and any proposals to be submitted to the Members for consideration at the annual general meeting at the request of any Member, provided such Member complies with Article 16.4.

16.4
A Member may by written notice to the Company, not less than 90 days' and no more than 120 days' prior to the anniversary of the date of the preceding annual general meeting, and in the case of the first annual general meeting, no later than 25 February 2023 and no earlier than 26 January 2023, request that any proposal be submitted for consideration by the Members at the annual general meeting, provided that such Member is a Record Holder as at the date of such written notice and provided that such proposal may be properly submitted to the Members for approval in accordance with these Articles and the Act. Such submission shall include the proposal to be considered, details as to the background and reasoning for the proposal and the full text of the resolution to be put to the Members for approval at the annual general meeting, including as to whether the resolution is to be decided by Ordinary Resolution or Special Resolution.

16.5
The Directors, the Chief Executive Officer, the Chairperson or the committee of the board of Directors that has been duly designated by the Directors and delegated such powers, may call general meetings, and shall call a meeting of Issued Preferred Holders as requested in accordance with the applicable Issued Preferred Shares Designation. For the avoidance of doubt, Members shall not have the ability to call general meetings (other than as set out in each Issued Preferred Shares Designation).

17	Notice of General Meetings
17.1
At least ten clear days', and no more than sixty clear days', notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company.

17.2
Whenever notice to the Members is required to be given under these Articles, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, or a waiver by electronic transmission by the Person or Persons entitled to notice, or a waiver by electronic transmission by the Person or Persons entitled to notice whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Members shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any general meeting of the Company need be specified in any written waiver of notice unless so required by resolution of the board of Directors. Any Member so waiving notice of a meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

17.3
The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

18	Proceedings at General Meetings
18.1
No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Voting Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

18.2
A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

18.3
If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

18.4
The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairperson of a general meeting of the Company or, if the Directors do not make any such appointment, the Chairperson shall preside as chairperson at such general meeting. If there is no Chairperson, or if the Chairperson shall not be present within 15 minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairperson of the meeting.

18.5
If no Director is willing to act as chairperson or if no Director is present within 15 minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairperson of the meeting.

18.6	Subject to these Articles and the Act:
(a)	the Directors may adopt by resolution such rules and regulations for the conduct of any meeting; and
(b)
except to the extent inconsistent with the rules and regulations adopted by the Directors, the chairperson shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

18.7
The chairperson may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

18.8
When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

18.9
If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

18.10
When a general meeting is postponed for 30 days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

18.11	A resolution put to the vote of the meeting shall be decided on a poll.
18.12	A poll shall be taken as the chairperson directs, and the result of the poll shall be deemed to be the resolution of the general meeting.
18.13	In the case of an equality of votes the chairperson shall not be entitled to a second or casting vote.
19	Votes of Members
19.1	Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which they are the holder. For the avoidance of doubt:
(a)
each holder of Outstanding Common Shares shall be entitled to one vote on all matters submitted to the Members for approval for each Outstanding Common Share held by such holder, save that such holder shall have no voting rights, in respect of each Outstanding Common Share held by such holder, pursuant to any Issued Preferred Shares Designation, including in respect of the appointment of any Issued Preferred Shares Nonpayment Directors in accordance with the provisions of the applicable Issued Preferred Shares Designation; and

(b)
each holder of Outstanding Preferred Shares shall have no voting rights in respect of such Outstanding Preferred Shares held by such holder, save that such holder shall have shall have such voting rights, in respect of each Outstanding Preferred Share held by such holder, set out in the applicable Issued Preferred Shares Designation, including in respect of the appointment of any Issued Preferred Shares Nonpayment Directors in accordance with the provisions of the applicable Issued Preferred Shares Designation.

19.2
In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

19.3
A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by their committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

19.4
No person shall be entitled to vote at any general meeting unless such person is registered as a Member on the Record Date for such meeting nor unless all calls or other monies then payable by them in respect of Shares have been paid.

19.5
No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairperson whose decision shall be final and conclusive.

19.6
Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

19.7
A Member holding more than one Share need not cast the votes in respect of their Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing the proxy, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which they are appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which they are appointed.

20	Proxies
20.1
The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of their attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

20.2
The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

20.3
The chairperson may in any event at their discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairperson, shall be invalid.

20.4
The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

20.5
Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

21	Corporate Members
21.1
Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as the corporation could exercise if it were an individual Member.

21.2
If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).
22	Shares that May Not be Voted
Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.
23	Directors
23.1
There shall be a board of Directors consisting of such number of Directors as the then elected or appointed Directors shall determine, which number of Directors shall not less than three Persons and no more than nine Persons, provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors and provided further that the limits in the number of Directors may be increased or decreased in accordance with any Issued Preferred Shares Designation.

23.2
The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of these Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand elected for a term expiring at the Company’s first annual general meeting following the adoption of these Articles, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting following the adoption of these Articles and the Class III Directors shall stand elected for a term expiring at the Company’s third annual general meeting following the adoption of these Articles. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. Except as the Act or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director may be reelected following the expiration of such Director’s term of office. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until their successor shall have been elected and qualified. Except for any increase or decrease in the number of Directors in accordance with any Issued Preferred Shares Designation, if the number of Directors is changed pursuant to Article 23.1, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class appointed to fill a vacancy resulting from an increase in such class or from the death, resignation or removal from office of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. This Article 23.2 shall not apply to any Issued Preferred Shares Nonpayment Directors and the terms relating to the office of any such Issued Preferred Shares Nonpayment Directors shall be determined by the applicable Issued Preferred Shares Designation and Article 26(e) (as applicable).

24	Powers of Directors
24.1
Subject to the provisions of the Act, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.

24.2
Without limiting the generality of Article 24.1, and subject to the provisions of the Act, the Memorandum and these Articles and to any directions given by Special Resolution, the Directors shall have full power and authority to do, and to direct or delegate their power to the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, including the following:

(a)
the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(b)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;
(c)
the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required under these Articles or the Act);

(d)
the adoption, amendment, revision or termination of any policies or guidelines with respect to acquisitions or investments made on behalf of any Group Member by an external manager of the Company (including the Manager);

(e)
the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of the Memorandum and these Articles, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Member of the Company or any of its Subsidiaries;

(f)
the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(g)	the declaration and payment of distributions of cash or other assets to Members;
(h)
the selection and dismissal of an external manager, officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(i)	the entering into agreements and amendments thereto, including management agreements, with an external manager (including the Manager);
(j)	the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;
(k)
the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(l)
the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(m)	the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(n)	the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;
(o)	the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares, including to the Manager;
(p)	the undertaking of any action in connection with the Company’s interest or participation in any Group Member;

(q)
the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by Members or other security holders); and

(r)	the execution and delivery of agreements with Affiliates of the Company or any external manager (including the Manager) to render services to a Group Member.
24.3
All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

25	Election, Appointment and Removal of Directors
25.1	Subject to Articles 25.2 and 25.3, the Company may elect any person to be a Director in accordance with this Article 25.1.
(a)	Nominations.
Prior to each annual general meeting, candidates may be nominated for election in respect of the class of Directors who's term shall expire at that annual general meeting as follows:
(i)	by the Directors; or
(ii)
by a holder of Outstanding Voting Shares who holds a sufficient number of Outstanding Voting Shares to elect one or more members to the board of Directors assuming that such holder cast all of the votes it is entitled to cast in respect of its Outstanding Voting Shares in such election in favour of a single candidate and candidate received no other votes from any other holder of Outstanding Voting Shares, provided that such holder delivers written notice of such nomination to the Company not less than 90 days' and no more than 120 days' prior to the anniversary of the date of the preceding annual general meeting, and in the case of the first annual general meeting, no later than 25 February 2023 and no earlier than 26 January 2023 and provided further that such holder is a Record Holder as at the date of such written notice.

(b)	Presentation of Candidates.
The Directors shall present to the holders of Outstanding Voting Shares nominations of candidates for election to the board of Directors (or recommend the election of such candidates as nominated by others) such that, and shall take such other corporate actions as may be reasonably required to provide that, to the best knowledge of the Directors, if such candidates are elected by the holders of Outstanding Voting Shares, at least a majority of the members of the board of Directors shall be Independent Directors.
(c)	Election of Directors.
The Directors shall be elected at each annual general meeting, and each Director elected shall hold office until the third succeeding meeting next after such Director’s election and until such Director’s successor is duly elected and qualified, or until such Director’s office is vacated in accordance with Article 26. The Directors shall be elected by a plurality of the votes of the holders of Outstanding Voting Shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual general meeting. By way of example, if the class of Directors who's term is expiring at the next annual meeting has three Directors in such class, and there are nominated five candidates for election, at the annual general meeting, each holder of Outstanding Voting Shares shall have one vote for their preferred Director to be elected to the vacated office of each Director who's term expires at the annual general meeting (i.e. three votes in total for their three preferred Directors) and the three candidates who receive the most number of votes shall be elected as Directors.
25.2
Any vacancy on the board of Directors that results from newly created directorships resulting from any increase in the authorized number of Directors in accordance with Article 23.1 may be filled by the Directors then in office, and any other vacancies may be filled by the Directors then in office, though less than a quorum, or by a sole remaining Director or, solely in the event of the removal of the entire board of Directors, by the written consent of the holders of at least eighty percent (80%) of the voting power of the then issued and Outstanding Voting Shares. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class pursuant to the foregoing sentence shall hold office for a term that shall coincide with the remaining term of that class and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. The Directors shall only elect any Person to fill a vacancy on the board of Directors if, to the best knowledge of the Directors, after such person’s appointment at least a majority of the members of the board of Directors shall be Independent Directors.
25.3
Articles 25.1 and 25.2 shall not cause a Director who, upon commencing his or her service as a member of the board of Directors was determined by the Directors to be an Independent Director but did not in fact qualify as such, or who by reason of any change in circumstances ceases to qualify as an Independent Director, from serving the remainder of the term as a Director for which he or she was selected, and no action of the board of Directors shall be invalid by reason of the failure at any time of a majority of the members of the board of Directors to be Independent Directors.

25.4	Any Director may be removed for Cause by the affirmative vote of holders of at least eighty percent (80%) of the then Outstanding Voting Shares at a general meeting of the Company.
25.5
This Article 25 shall not apply to any Issued Preferred Shares Nonpayment Directors and the terms relating to the appointment and removal of any such Issued Preferred Shares Nonpayment Directors shall be determined by the applicable Issued Preferred Shares Designation and Article 26(e) (as applicable).

26	Vacation of Office of Director
The office of a Director shall be vacated if:
(a)	the Director gives notice in writing to the Company or the Chairman, the Chief Executive Officer or the Secretary that they resign the office of Director; or
(b)	the Director dies, becomes bankrupt or makes any arrangement or composition with their creditors generally; or
(c)	the Director is found to be or becomes of unsound mind; or
(d)	removed for cause in accordance with Article 25.4; or
(e)	upon the termination of the term of office of any Issued Preferred Shares Nonpayment Director in accordance with the applicable Issued Preferred Shares Designation, and upon such vacation, any other office held by such Director in respect of the Company or position on any committee of the Directors shall also automatically be vacated.
27	Proceedings of Directors
27.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.
27.2
Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the Chairperson shall not have a second or casting vote.

27.3
A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairperson is located at the start of the meeting.

27.4
A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

27.5
The Chairman, the Chief Executive Officer or any two Directors may, or other Officer on the direction of such persons shall, call a meeting of the Directors by at least 24 hours' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of these Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

27.6
The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

27.7
The Directors may elect a Chairperson of their board and determine the period for which they are to hold office; but if no such Chairperson is elected, or if at any meeting the Chairperson is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairperson of the meeting. The Chairperson, who must be a Director (but is not required to be an employee of the Company) shall be designated by the Directors and, except where by law the signature of the Chief Executive Officer is required, the Chairperson shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Company that may be authorized by the Directors. During the absence or disability of the Chief Executive Officer, the Chairperson shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairperson shall also perform such other duties and may exercise such other powers as may from time to time be assigned by the Directors.

27.8
All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

27.9
A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by that Director. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

28	Presumption of Assent
A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file their written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.
29	Directors' Interests
29.1
A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

29.2
A Director may act on their own or by, through or on behalf of their firm in a professional capacity for the Company and they or their firm shall be entitled to remuneration for professional services as if they were not a Director.

29.3
A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by them as a director or officer of, or from their interest in, such other company.

29.4
No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which they are interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by them at or prior to its consideration and any vote thereon.

29.5
A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which they have an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

30	Minutes
The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.
31	Delegation of Directors' Powers
31.1
The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying. Any Director serving on a committee of Directors may be removed from such committee at any time by the Directors.

31.2
The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

31.3
The Directors shall adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles and shall have such powers as the Directors may delegate pursuant to these Articles and as required by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number or qualification of Directors as the Directors shall from time to time determine (or such minimum number or qualification as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

31.4
The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

31.5
The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in them.

31.6
Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer, the Secretary or any other officer authorized to do so by the Directors and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Directors may, by resolution, from time to time confer like powers upon any other person or persons.

31.7
The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. The Officers are not required to hold Shares, and other than the Chairperson, are not required to be Directors. Without limiting the generality of the foregoing, and in addition to the election of the Chairperson, the Directors may appoint the following Officers with the following powers and authorisations in respect of the Company:

(a)	Chief Executive Officer.
The Chief Executive Officer shall, subject to the control of the board of Directors and if there be one, the Chairperson, have general supervision of the affairs of the Company, general and active control of all its business and shall see that all orders and resolutions of the Directors are carried into effect. In the absence or disability of the Chairperson, the Chief Executive Officer or his or her designee shall preside at all meetings of the Members and, provided the Chief Executive Officer is also a Director, the board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Directors and the Members are carried into effect. The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name of the Company and affix the seal of the Company thereto; to sign share certificates; to cause the employment or appointment of such employees and agents of the Company as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Articles; to remove or suspend any employee or agent who shall have been employed or appointed under the Chief Executive Officer’s authority or under authority of an officer subordinate to the Chief Executive Officer; to suspend for cause, pending final action by the authority which shall have elected or appointed the Chief Executive Officer, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a company, except as otherwise provided in these Articles.
At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act (and if there be no Chairperson), another officer designated by the Directors shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each officer shall perform such other duties and have such other powers as the Directors from time to time may prescribe. If there be no Chairperson, the Directors shall designate an officer of the Company who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
(b)	Chief Financial Officer.
The Chief Financial Officer shall, subject to the control of the Directors, and if there be one, the Chairperson, and the Chief Executive Officer, cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall cause to be deposited all monies and other valuable effects in the name and to the credit of the Company in such depositories as shall be designated by the Directors or, in the absence of such designation in such depositories, as the Chief Financial Officer shall from time to time deem proper. The Chief Financial Officer shall be the Treasurer of the Company, unless another Treasurer shall be appointed. The Chief Financial Officer shall disburse the funds of the Company as shall be ordered by the Directors, taking proper vouchers for such disbursements, shall promptly render to the Chief Executive Officer and to the Directors such statements of the Chief Financial Officer’s transactions and accounts as the Chief Executive Officer and the Directors respectively may from time to time require, and in general, shall exercise all the powers and authority usually appertaining to the chief financial officer of a corporation, except as otherwise provided in these Articles.
(c)	Secretary.
Except as otherwise provided herein, the Secretary shall record all the proceedings of meetings of the Directors and all meetings of the Members in a book or books to be kept for that purpose, and the Secretary shall also perform like duties for committees of the Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and meetings of the Directors, and shall perform such other duties as may be prescribed by the Directors, the Chairperson or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Members and meetings of the Directors, and if there be no Assistant Secretary, then either the Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Directors may give general authority to any other officer to affix the seal of the Company and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
31.8
Unless otherwise specified in the terms of their appointment an Officer may be removed by the Directors, with or without cause. An Officer may vacate their office at any time if the Officer gives notice in writing to the Company or the Chairman, the Chief Executive Officer or the Secretary that they resign their office.

31.9
Any Person dealing with the Company shall be entitled to assume that the Directors and any officer authorized by the Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Directors or any officer of the Company as if it were the Company’s sole party in interest, both legally and beneficially. In no event shall any Person dealing with the Directors or any officer or its representatives be obligated to ascertain that the provisions of these Articles have been complied with or to inquire into the necessity or expedience of any act or action of the Directors or any officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Directors or any officer of the Company or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, these Articles were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of these Articles and is binding upon the Company.
32	No Minimum Shareholding
The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.
33	Remuneration of Directors
33.1
The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

33.2
The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond that Director's ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

34	Seal
34.1
The Company may, if the Directors so determine, have a Seal. Save as expressly provided otherwise in these Articles, the Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

34.2
The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a fax of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

34.3
A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over their signature alone to any document of the Company required to be authenticated by them under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

35	Dividends, Distributions and Reserve
35.1
Subject to the Act and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

35.2
Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid to Members in accordance with their respective Percentage Interests. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

35.3
The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by the Member to the Company on account of calls or otherwise. In addition, the Directors may withhold from payments or other distributions to the Members, and pay over to any U.S. federal, state or local government or any foreign government, any amounts required to be so withheld pursuant to any law. All amounts so withheld with respect to any payment or other distribution by the Company to the Members shall be treated as amounts paid to the Members with respect to which such amounts were withheld pursuant to this Article 35 or Article 40.3 for all purposes under these Articles.
35.4
The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

35.5
Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

35.6
The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

35.7
Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

35.8	No Dividend or other distribution shall bear interest against the Company.
35.9
Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

35.10
Notwithstanding anything to the contrary in this Article 35, the Company shall not make or pay any distributions of cash or other assets with respect to the Issued Preferred Shares except for distributions expressly provided for by, and in accordance with, the applicable Issued Preferred Shares Designation.

36	Capitalisation
The Directors may at any time capitalise any sum standing to the credit of any of the Company's reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

37	Books of Account
37.1
The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

37.2
Subject to Article 37.4, the Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Act or authorised by the Directors or by the Company in general meeting.

37.3
Subject to Article 37.4, the Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

37.4
This Article 37.4 shall only apply with respect to Issued Preferred Shares for so long as the Company (i) is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, after which time reporting obligations of the Company with respect to the Issued Preferred Holders shall be governed by Section 2.9 of the applicable Issued Preferred Shares Designation. As soon as practicable:

(a)
but in no event later than 120 days after the close of each fiscal year of the Company, the Directors shall cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Directors; and

(b)
but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Directors shall cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed for trading, or as the Directors determines to be necessary or appropriate.

38	Audit
38.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.
38.2
Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

38.3
If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

38.4	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).
38.5
If the office of Auditor becomes vacant by resignation or death of the Auditor, or by their becoming incapable of acting by reason of illness or other disability at a time when their services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

38.6
Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

38.7
Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

39	Notices
39.1
Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, telex, fax or email to such Member or to such Member's address as shown in the Register of Members (or where the notice is given by email by sending it to the email address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

39.2	Where a notice is sent by:
(a)
courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)
post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)	telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;
(d)
email or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient; and

(e)	placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.
39.3
A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

39.4
Notice of every general meeting shall be given in any manner authorised by these Articles to every holder of Shares carrying an entitlement to receive such notice on the Record Date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the

Register of Members and every person upon whom the ownership of a Share devolves because they are a legal personal representative or a trustee in bankruptcy of a Member where the Member but for their death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.
40	Winding Up
40.1	Winding Up.
The Company may be wound up in any manner provided for in the Act and shall be wound up upon:
(a)	a determination to wind up the Company by the board of Directors and the approval of the Company by Special Resolution; and
(b)	the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company and the approval of the Company by Special Resolution.
40.2	Liquidator.
Upon the winding up of the Company, the Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than a Director) shall be entitled to receive such compensation for its services as may be approved by Special Resolution.
40.3	Liquidation.
The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator:
(a)
Subject to Article 40.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Article 40.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in these Articles, the Members may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b)
Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Article 40.2) and amounts to Members otherwise than in respect of their distribution rights under Article 35. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)
Subject to the terms of any Share Designation (including the Issued Preferred Shares Designations) and the making of any payments required thereunder, all property and all cash in excess of that required to discharge liabilities as provided in Article 40.3(b) shall be distributed to the Members in accordance with their respective Percentage Interests.

40.4	No Partition.
To the maximum extent permitted by law, no Member shall have any right to a partition of the Company property.

41	Indemnity and Insurance
41.1
Every Indemnified Person shall, to the maximum extent permitted by law, be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default, and provided further that such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and had no reasonable cause to believe such Indemnified Person's conduct was unlawful. No Indemnified Person shall, to the maximum extent permitted by law, be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person, and provided further that such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and had no reasonable cause to believe such Indemnified Person's conduct was unlawful. No person shall be found to have committed actual fraud, wilful neglect or wilful default, or acted otherwise than in good faith and in a manner such Indemnified Person did not reasonably believe to be in or not opposed to the best interests of the Company and had reasonable cause to believe such Indemnified Person's conduct was unlawful under this Article, unless or until a court of competent jurisdiction shall have made a finding to that effect.

For the purposes of this Article 41.1 only, an Indemnified Person shall be deemed to have acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such Indemnified Person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such Indemnified Person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The foregoing shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnified Person may be deemed to have met the applicable standard of conduct for the purposes of this Article 41.1.
41.2
The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be promptly returned to the Company (without interest) by the Indemnified Person.

41.3
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

42	Financial Year
Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.
43	Transfer by Way of Continuation
If the Company is exempted as defined in the Act, it shall, subject to the provisions of the Act and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

44	Mergers and Consolidations
44.1	Authority.
The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Act) upon such terms as the Directors may determine and (to the extent required by the Act) with the approval of a Special Resolution.
44.2	Procedure for Mergers and Consolidations.
If the Directors determine to approve a merger or consolidation, the Directors shall approve the written agreement of merger or consolidation (the “Merger Agreement”), which shall set forth:
(a)	the names and jurisdictions of formation or organization of each of the constituent entities proposing to merge or consolidate;
(b)	the name and jurisdiction of formation or organization of the constituent entity that is to survive the proposed merger or consolidation (the “Surviving Entity”);
(c)	the terms and conditions of the proposed merger or consolidation;
(d)
the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Entity; and if any rights or securities of, or interests in, any constituent entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Entity, the cash, property, rights, or securities of or interests in, any company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(e)	a statement of any changes in the constituent documents or the adoption of new constituent documents of the Surviving Entity to be effected by such merger or consolidation;
(f)
the effective time of the merger, which may be the date of the merger filings or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the merger filings, the effective time shall be fixed no later than the time of the merger filings or the time stated therein); and

(g)	such other provisions with respect to the proposed merger or consolidation that the Directors determine to be necessary or appropriate.
44.3	Approval by Members.
(a)
The Directors, upon their approval of the Merger Agreement shall convene and hold a general meeting of the Common Members in accordance with these Articles to seek their approval, by Special Resolution, of the Merger Agreement. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of meeting.

(b)
The Merger Agreement shall be approved by the Members by Special Resolution unless the Merger Agreement contains any provision that, if contained in an amendment to these Articles, the provisions of these Articles or the Act would require for its approval (i) the vote or consent of a greater percentage of the Outstanding Voting Shares or (ii) of any holders of any series of Preferred Shares, in which case such greater percentage vote or consent (or such vote or consent of such holders of Preferred Shares, in accordance with the terms of the applicable Share Designations and the Act) shall additionally be required for approval of the Merger Agreement.

(c)
After such approval of the Members as provided by Article 44.3(b), and at any time prior to the merger filings, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)
Members are not entitled to dissenters’ rights of appraisal in the event of a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(e)
The Directors may not cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the

Company any such sale, exchange or other disposition, without receiving the approval of the Members by Ordinary Resolution; provided, however, that the foregoing will not limit the ability of the Directors to authorize the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company without the approval of any Member.
(f)
Each merger or consolidation approved pursuant to this Article 44 shall provide that all holders of Common Shares shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Common Shares.

44.4	Corporate Treatment.
The Company shall be treated as a corporation for U.S. federal, and if applicable, U.S. state and U.S. local income tax purposes, and the Company shall not make an election or take any other action inconsistent with the treatment of the Company as a corporation for U.S. federal, state or local income tax purposes.
44.5	Preferred Shares.
Notwithstanding anything to the contrary:
(a)	the provisions of Article 44.3 are not applicable to the Issued Preferred Shares or the Issued Preferred Holders except as otherwise expressly provided in Article 44.3(b)(ii);
(b)	voting, approval and consent rights of the Issued Preferred Holders shall be solely as provided for and set forth in the applicable Issued Preferred Shares Designation;
(c)	the Issued Preferred Holders shall have no voting, approval or consent rights under this Article 44 except as otherwise expressly provided in Article 44.3(b)(ii); and
(d)
any rights of the Issued Preferred Holders in the event of a merger, consolidation or sale of assets of the Company shall be solely as set forth in the applicable Issued Preferred Shares Designation or as otherwise required by applicable law.

45	Outside Activities
45.1	Definitions.
For the purposes of this Article 45, the following definitions shall apply:
(a)
“Affiliate” means, with respect to a given person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such person; provided, however, that for purposes of this definition and this Article 45, none of (i) the FTAI Entities and any entities (including corporations, partnerships, limited liability companies or other persons) in which such FTAI Entities hold, directly or indirectly, an ownership interest, on the one hand, or (ii) the Fortress Members and their Affiliates (excluding any FTAI Entities or other entities described in clause (i)), on the other hand, shall be deemed to be “Affiliates” of one another. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any person, means the possession, directly or indirectly, of beneficial ownership of, or the power to vote, 10% or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such Person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(b)	“beneficially own” and “beneficial ownership” and similar terms used herein shall be determined in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.
(c)
“Corporate Opportunity” shall include, but not be limited to, business opportunities that the Company is financially able to undertake, which are, from their nature, in the line of the Company’s business, are of practical advantage to it and are ones in which the Company has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Fortress Members or any of their Affiliates or their officers or directors will be brought into conflict with that of any of the FTAI Entities or their Affiliates.

(d)	“FTAI Entities” means the Company and its Subsidiaries, and “FTAI Entity” shall mean any of the FTAI Entities.

(e)
“Fortress Affiliate Members” shall mean (A) any Director who may be deemed an Affiliate of Fortress Investment Group LLC (“FIG”) or the Manager, (B) any director or officer of FIG or its Affiliates or the Manager or its Affiliates and (C) any investment funds (including any managed accounts) managed directly or indirectly by FIG or its Affiliates or the Manager or its Affiliates.

(f)	“Fortress Members” shall mean (i) each Fortress Affiliate Member, (ii) each Permitted Transferee and (iii) the Manager.
(g)
“Governmental Entity” shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission, or other governmental or regulatory authority, commission, or agency, or any non-governmental, self-regulatory authority, commission, or agency.

(h)	“Judgment” shall mean any order, writ, injunction, award, judgment, ruling, or decree of any Governmental Entity.
(i)	“Law” shall mean any statute, law, code, ordinance, rule, or regulation of any Governmental Entity.
(j)
“Lien” shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, “tag”- or “drag”- along right, encumbrance, security interest, or other similar restriction of any kind or nature whatsoever.

(k)
“Permitted Transferee” shall mean, with respect to each Fortress Member, (i) any other Fortress Member, (ii) such Fortress Member’s Affiliates and (iii) in the case of any Fortress Member, (A) any member or general or limited partner of such Fortress Member (including any member of the Initial Members), (B) any corporation, partnership, limited liability company, or other entity that is an Affiliate of such Fortress Member or any member, general or limited partner of such Fortress Member (collectively, “Fortress Member Affiliates”), (C) any investment funds managed directly or indirectly by such Fortress Member or any Fortress Member Affiliate (a “Fortress Member Fund”), (D) any general or limited partner of any Fortress Member Fund, (E) any managing director, general partner, director, limited partner, officer, or employee of any Fortress Member Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee, or beneficiary of any of the foregoing persons described in this clause (E) (collectively, “Fortress Member Associates”), or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of such Fortress Members, any general or limited partner of such Fortress Members, any Fortress Member Affiliates, any Fortress Member Funds, any Fortress Member Associates, their spouses or their lineal descendants.

(l)
“Restriction” with respect to any share, capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit, or Judgment that, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (A) any of such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security, (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security, or (C) any interest in such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions, (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time, or both, or otherwise, is reasonably likely to create a Lien or purported Lien affecting such share, capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.
(m)
“Subsidiary” with respect to any Person means: (i) a company or corporation, a majority of whose shares or capital stock with voting power, under ordinary circumstances, to elect Directors is at the time, directly or indirectly owned by such person, by a Subsidiary of such person, or by such Person and one or more Subsidiaries of such person, without regard to whether the voting of such shares or capital stock is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other Person (other than a company or corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.

45.2	Related Business Activities.
Except as the Fortress Members and their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, the Fortress Members and their Affiliates shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar, or related business activities or lines of business as the FTAI Entities or their Affiliates, (ii) do business with any client, customer, vendor or lessor of any of the FTAI Entities or their Affiliates or (iii) employ or otherwise engage any officer, director or employee of the FTAI Entities or their Affiliates, and, to the fullest extent permitted by Law, the Fortress Members and their Affiliates and officers, directors and employees thereof (subject to Article 46.4) shall not have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the Company or its Members and shall not be liable to the Company or its Members for any breach or alleged breach thereof or for any derivation of any personal economic gain by reason of any such activities of the Fortress Members or any of their Affiliates or of any of their officers', directors’ or employees’ participation therein.
45.3	Corporate Opportunity.
Except as the Fortress Members and their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, if the Fortress Members or any of their Affiliates, or any officer, director or employee thereof (subject to Article 46.4), acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity for the Fortress Members or any of their Affiliates, none of the FTAI Entities or their Affiliates or any shareholder or stockholder thereof shall have an interest in, or expectation that, such Corporate Opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate. Accordingly, subject to subject to Article 46.4 and except as the Fortress Members or their Affiliates may otherwise agree in writing, (i) none of the Fortress Members or their Affiliates or any officer, director or employee thereof will be under any obligation to present, communicate or offer any such Corporate Opportunity to the FTAI Entities or their Affiliates and (ii) the Fortress Members and any of their Affiliates shall have the right to hold any such Corporate Opportunity for their own account, or to direct, recommend, sell, assign or otherwise transfer such Corporate Opportunity to any person or persons other than the FTAI Entities and their Affiliates, and, to the fullest extent permitted by Law, the Fortress Members and their respective Affiliates and officers, directors and employees thereof (subject to Article 46.4) shall not have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the Company, the other FTAI Entities and their respective Affiliates and shareholders and stockholders and shall not be liable to the Company, the other FTAI Entities or their respective Affiliates and shareholders and stockholders for any breach or alleged breach thereof or for any derivation of personal economic gain by reason of the fact that any of the Fortress Members or any of their Affiliates or any of their officers, directors or employees pursues or acquires the Corporate Opportunity for itself, or directs, recommends, sells, assigns, or otherwise transfers the Corporate Opportunity to another person, or any of the Fortress Members or any of their Affiliates or any of their officers, directors or employees does not present, offer or communicate information regarding the Corporate Opportunity to the FTAI Entities or their Affiliates.
45.4	Directors, Officers and Employees.
Except as the Fortress Members and their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, in the event that a director or officer of any of the FTAI Entities or their Affiliates who is also a director, officer or employee of the Fortress Members or their Affiliates acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity or is offered a Corporate Opportunity, if (i) such Person acts in good faith and (ii) such knowledge of such potential transaction or matter was not obtained solely in connection with, or such Corporate Opportunity was not offered to such Person solely in, such person’s capacity as director or officer of any of the FTAI Entities or their Affiliates, then (A) such director, officer or employee, to the fullest extent permitted by Law, (1) shall be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to the Company, the other FTAI Entities and their respective Affiliates and stockholders with respect to such Corporate Opportunity, (2) shall not have or be under any fiduciary duty to the Company, the other FTAI Entities and their respective Affiliates and shareholders and stockholders and shall not be liable to the Company, the other FTAI Entities or their respective Affiliates and shareholders stockholders for any breach or alleged breach thereof by reason of the fact that any of the Fortress Members or their Affiliates pursues or acquires the Corporate Opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the Corporate Opportunity to another person, or any of the Fortress Members or their Affiliates or such director, officer or employee does not present, offer or communicate information regarding the Corporate Opportunity to the FTAI Entities or their Affiliates, (3) shall be deemed to have acted in good faith and in a manner such Person reasonably believes to be in, and not opposed to, the best interests of the Company and its Common Members for the purposes these Articles and the Act and (4) shall not have any duty of loyalty to the Company, the other FTAI Entities and their respective Affiliates and stockholders or any duty not to derive any personal benefit therefrom and shall not be liable to the Company, the other FTAI Entities or their respective Affiliates and shareholders and stockholders for any breach or alleged breach thereof for purposes of these Articles as a result thereof and (B) such potential transaction or matter that may be a Corporate Opportunity, or the Corporate Opportunity, shall belong to the applicable Fortress Member or respective Affiliates thereof (and not to any of the FTAI Entities or Affiliates thereof).
45.5	Agreements with Fortress Members.
The FTAI Entities and their Affiliates may from time to time enter into and perform one or more agreements (or modifications or supplements to pre-existing agreements) with the Fortress Members and their respective Affiliates pursuant to which the FTAI Entities and their Affiliates, on the one hand, and the Fortress Members and their respective Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate corporate opportunities between or to refer corporate opportunities to each other. Subject to Article 46.4, except as otherwise required by Law, and except as the Fortress Members and their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, no such agreement, or the performance thereof by the FTAI Entities and their Affiliates, or the Fortress Members or their Affiliates, shall be considered contrary to or inconsistent with any fiduciary duty to the Company, any other FTAI Entity or their respective Affiliates and shareholders and stockholders of any director or officer of the Company, any other FTAI Entity or any Affiliate thereof who is also a director, officer or employee of the Fortress Members or their Affiliates or to any stockholder thereof. Subject to Article 46.4, to the fullest extent permitted by Law, and except as the Fortress Members or their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, none of the Fortress Members or their Affiliates shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to in this Article 45.5 and no director, officer or employee of the Company, any other FTAI Entity or any Affiliate thereof who is also a director, officer or employee of the Fortress Members or their Affiliates shall have or be under any fiduciary duty to the

Company, the other FTAI Entities and their respective Affiliates and stockholders to refrain from acting on behalf of the Fortress Members or their Affiliates in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.
45.6	Ambiguity.
For the avoidance of doubt and in furtherance of the foregoing, nothing contained in this Article 45 shall be deemed to amend or modify, in any respect, any written contractual arrangement between the Fortress Members or any of their Affiliates, on the one hand and the FTAI Entities or any of their Affiliates, on the other hand.
45.7	Application of Article.
This Article 45 shall apply as set forth above except as otherwise provided by Law. It is the intention of this Article 45 to take full advantage of amendments to any applicable Laws, the effect of which may be to specifically authorize or approve provisions such as this Article 45. No alteration or amendment of this Article 45 nor the adoption of any provision of these Articles inconsistent with this Article 45 shall eliminate, reduce, apply to or have any effect on the protections afforded hereby to any director, officer, employee, shareholder or stockholder of the FTAI Entities or their Affiliates for or with respect to any investments, activities or opportunities of which such director, officer, employee, shareholder or stockholder becomes aware prior to such alteration or amendment, or adoption, or any matters occurring, or any cause of action, suit or claim that, but for this Article 45, would accrue or arise, prior to such alteration or amendment, or adoption.
45.8	No reduction.
Neither the alteration or amendment of this Article 45 nor the adoption of any provision of these Articles inconsistent with this Article 45 shall eliminate or reduce the effect of this Article 45 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 45, would accrue or arise, prior to such alteration or amendment, or adoption. Any contract, agreement, arrangement or transaction involving a Corporate Opportunity shall not by reason thereof result in any breach of any fiduciary duty or duty of loyalty or derivation of any improper benefit or personal economic gain, but shall be governed by the other provisions of these Articles and other applicable Law.
46	Exclusive Jurisdiction and Forum
46.1
Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, these Articles or otherwise related in any way to each Member's shareholding in the Company, including but not limited to:

(a)	any derivative action or proceeding brought on behalf of the Company;
(b)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer or other employee of the Company to the Company or the Members;
(c)	any action asserting a claim arising pursuant to any provision of the Act, the Memorandum or these Articles; or
(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).
46.2	Each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.
46.3
Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

46.4
This Article 46 shall not apply to any action or suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

47	Conflicts
To the extent that any provision of any Issued Preferred Share Designation conflicts or is inconsistent with the main body of these Articles, the provision of the Issued Preferred Share Designation shall control.

EXHIBIT A
Number	Common Shares
[Certificate Number]	[Number of Shares]
FTAI Aviation Ltd.
Incorporated as an exempted company under the laws of the Cayman Islands
Share capital is US$22,000,000 divided into 2,000,000,000 Ordinary Shares of a par value of US$0.01 each and
200,000,000 Preferred Shares of a par value of US$0.01 each
CUSIP
THIS IS TO CERTIFY THAT [NAME OF RECORD HOLDER] is the registered holder of [NUMBER OF SHARES] Common Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.
Date:

Chief Financial Officer	Chief Executive Officer
Duly authorised officers of the Company.

Reverse of Certificate
ABBREVIATIONS
The Company will furnish without charge to each Member who so requests a copy of Amended and Restated Memorandum and Articles of Association of the Company, as amended, supplemented or restated from time to time.

EXHIBIT B
Number [Certificate Number]	8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares [Number of Shares]
FTAI Aviation Ltd.
Incorporated as an exempted company under the laws of the Cayman Islands
Share capital is US$22,000,000 divided into 2,000,000,000 Ordinary Shares of a par value of US$0.01 each and
200,000,000 Preferred Shares of a par value of US$0.01 each
CUSIP
THIS IS TO CERTIFY THAT [NAME OF RECORD HOLDER] is the registered holder of [INSERT NUMBER] 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.
Date:

Chief Financial Officer	Chief Executive Officer
Duly authorised officers of the Company.

Reverse of Certificate
ABBREVIATIONS
Cumulative distributions on each 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Share shall be payable at the applicable rate provided in the Memorandum and Articles (as defined below).
The Company will furnish without charge to each Member who so requests a copy of the Amended and Restated Memorandum and Articles of Association of the Company, as amended, supplemented or restated from time to time (the “Memorandum and Articles”).

EXHIBIT C
Number [Certificate Number]	8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares [Number of Shares]
FTAI Aviation Ltd.
Incorporated as an exempted company under the laws of the Cayman Islands
Share capital is US$22,000,000 divided into 2,000,000,000 Ordinary Shares of a par value of US$0.01 each and
200,000,000 Preferred Shares of a par value of US$0.01 each
CUSIP
THIS IS TO CERTIFY THAT [NAME OF RECORD HOLDER] is the registered holder of [INSERT NUMBER] 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.
Date:

Chief Financial Officer	Chief Executive Officer
Duly authorised officers of the Company.

Reverse of Certificate
ABBREVIATIONS
Cumulative distributions on each 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares shall be payable at the applicable rate provided in the Memorandum and Articles (as defined below).
The Company will furnish without charge to each Member who so requests a copy of the Amended and Restated Memorandum and Articles of Association of the Company, as amended, supplemented or restated from time to time (the “Memorandum and Articles”).

EXHIBIT D
Number [Certificate Number]	8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares [Number of Shares]
FTAI Aviation Ltd.
Incorporated as an exempted company under the laws of the Cayman Islands
Share capital is US$22,000,000 divided into 2,000,000,000 Ordinary Shares of a par value of US$0.01 each and
200,000,000 Preferred Shares of a par value of US$0.01 each
CUSIP
THIS IS TO CERTIFY THAT [NAME OF RECORD HOLDER] is the registered holder of [INSERT NUMBER] 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.
Date:

Chief Financial Officer	Chief Executive Officer
Duly authorised officers of the Company.

Reverse of Certificate
ABBREVIATIONS
Cumulative distributions on each 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares shall be payable at the applicable rate provided in the Memorandum and Articles (as defined below).
The Company will furnish without charge to each Member who so requests a copy of the Amended and Restated Memorandum and Articles of Association of the Company, as amended, supplemented or restated from time to time (the “Memorandum and Articles”).

ANNEX A
FTAI Aviation Ltd.
SHARE DESIGNATION WITH RESPECT TO SERIES A PREFERRED SHARES
This SHARE DESIGNATION (this “Series A Preferred Share Designation”) of FTAI Aviation Ltd. (the “Company”) relates to Series A Preferred Shares in the capital of the Company. Capitalized terms used in this Series A Preferred Share Designation without definition shall have the respective meanings ascribed thereto in and shall be construed in accordance with the main body of the Amended and Restated Articles of Association of the Company, as amended, supplemented or restated from time to time (the “Articles”). This Series A Preferred Share Designation sets out the designations, preferences, rights, powers and duties attaching to the Series A Preferred Shares.
1	Definitions
1.1	Definitions.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Series A Preferred Share Designation.
(a)	“Articles” has the meaning assigned to such term in the introduction to this Series A Preferred Share Designation.
(b)
“Calculation Agent” means the calculation agent for the Series A Preferred Shares, which shall be appointed by the Company prior to the commencement of the Floating Rate Period and shall be a third party independent financial institution of national standing with experience providing services as a calculation agent.

(c)	“Change of Control” means the occurrence of the following:
(i)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50.0% of the voting power of the Company’s Voting Equity Interests; or

(ii)
(A) all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (B) the Company consolidates, amalgamates or merges with or into another person or any person consolidates, amalgamates or merges with or into the Company, in either case under this clause (ii), in one transaction or a series of related transactions in which immediately after the consummation thereof persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Equity Interests representing in the aggregate a majority of the total voting power of the Voting Equity Interests of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Equity Interests representing a majority of the total voting power of the Voting Equity Interests of the Company, or the applicable surviving or transferee person; provided that this clause shall not apply (I) in the case where immediately after the consummation of the transactions Permitted Holders, directly or indirectly, beneficially own Voting Equity Interests representing in the aggregate a majority of the total voting power of the Company, or the applicable surviving or transferee person, or (II) to any consolidation, amalgamation or merger of the Company with or into (1) a corporation, limited liability company or partnership or (2) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no person or group (other than Permitted Holders), which beneficially owns Voting Equity Interests representing 50.0% or more of the voting power of the total outstanding Voting Equity Interests of such entity.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (i) of this definition; provided that no “person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Equity Interests of such holding company
Solely for purposes of this definition, the following definitions shall apply:
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Company’s senior unsecured notes” means (a) the Company's 6.75% Senior Notes due 2022, (b) the Company’s 6.50% Senior Notes due 2025 and (c) any similar series of capital markets debt securities of the Company issued after September 12, 2019.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Fortress” means Fortress Investment Group LLC.
“Management Group” means at any time, the Chairperson, any President, any Executive Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Company or any of the Company’s subsidiaries at such time.
“Permitted Holders” means, collectively, Fortress, its Affiliates and the Management Group; provided that the definition of “Permitted Holders” shall not include any Control Investment Affiliate whose primary purpose is the operation of an ongoing business (excluding any business whose primary purpose is the investment of capital or assets).
“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Restricted Subsidiary” means any “Restricted Subsidiary” under the Company’s senior unsecured notes.
“Subsidiary” means, with respect to any Person, (a) any corporation, company, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Voting Equity Interests” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.
“Wholly-Owned Subsidiary” means a subsidiary of the Company, 100.0% of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries of the Company.
(d)	“Company” has the meaning assigned to such term in the introduction to this Series A Preferred Share Designation.
(e)	“Distribution Determination Date” has the meaning assigned to such term in Section 2.3(a) of this Series A Preferred Share Designation.
(f)
“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2022, as may be adjusted during the Floating Rate Period pursuant to Section 2.3(b) of this Series A Preferred Share Designation.

(g)
“Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which will be the period from, and including, September 15, 2022, to, but excluding, December 15, 2022.

(h)
“Equity Interests” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership, limited liability company or business trust, partnership, membership or beneficial interests (whether general or limited) or shares in the capital of a company; (d) in the case of an exempted company, shares in the capital of the company; and (e) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person (but excluding from the foregoing any debt securities convertible into Equity Interests, whether or not such debt securities include any right of participation with Equity Interests).

(i)	“Fixed Rate Period” has the meaning set forth in Section 2.3(a) of this Series A Preferred Share Designation.
(j)	“Floating Rate Period” has the meaning set forth in Section 2.3(a) of this Series A Preferred Share Designation.
(k)	“IFA” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”
(l)
“Junior Securities” means the Common Shares and any other class or series of the Company’s Equity Interests over which the Series A Preferred Shares have preference or priority in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

(m)	“LIBOR Event” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”
(n)	“Liquidation” has the meaning assigned to such term in Section 2.8(a) of this Series A Preferred Share Designation.
(o)	“London Banking Day” means any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.
(p)	“Nonpayment” has the meaning set forth in Section 2.7(b)(i) of this Series A Preferred Share Designation.
(q)	“Other Voting Preferred Shares” has the meaning assigned to such term in Section 2.7(b)(i) of this Series A Preferred Share Designation.

(r)
“Parity Securities” means any class or series of the Company’s Equity Interests that ranks equally with the Series A Preferred Shares in the payment of distributions and in the distribution of assets on the Company’s liquidation, dissolution or winding up.

(s)
“Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of September 12, 2019 for purposes of assigning ratings to securities with features similar to the Series A Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of September 12, 2019 are scheduled to be in effect with respect to the Series A Preferred Shares, or (ii) a lower equity credit being given to the Series A Preferred Shares than the equity credit that would have been assigned to the Series A Preferred Shares by such rating agency pursuant to the criteria in effect as of September 12, 2019.

(t)
“Senior Securities” means any class or series of the Company’s Equity Interests that has preference or priority over the Series A Preferred Shares in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

(u)	“Series A Holder” means, with respect to any Series A Preferred Shares, the Record Holder of such Series A Preferred Shares.
(v)	“Series A Liquidation Preference” means US$25.00 per Series A Preferred Share.
(w)	“Series A Nonpayment Board Expansion” has the meaning assigned to such term in Section 2.7(b)(i) of this Series A Preferred Share Designation.
(x)	“Series A Nonpayment Directors” has the meaning assigned to such term in Section 2.7(b)(i) of this Series A Preferred Share Designation.
(y)	“Series A Nonpayment Meeting” has the meaning assigned to such term in Section 2.7(b)(i) of this Series A Preferred Share Designation.
(z)
“Series A Preferred Share” means a 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Share of a par value of US$0.01 in the capital of the Company having the designations, preferences, rights, powers and duties set forth in this Series A Preferred Share Designation and the Articles to which this Series A Preferred Share Designation forms a part.

(aa)
“Series A Record Date” means, with respect to any Distribution Payment Date, the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by the Directors as the Record Date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.

(bb)
“Tax Redemption Event” means, after September 12, 2019, due to (a) an amendment to, or a change in official interpretation of, the Code, Treasury Regulations promulgated thereunder, or administrative guidance or (b) an administrative or judicial determination, (i) the Company is advised by nationally recognized counsel or a “Big Four” accounting firm that the Company will be treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax (other than any tax imposed pursuant to Section 6225 of the Code, as amended by the Bipartisan Budget Act of 2015), or (ii) the Company files an IRS Form 8832 (or successor form) electing that the Company be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

(cc)
“Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three month period (the “Three-Month LIBOR Rate”), as that rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Distribution Determination Date, provided that:

(i)
If no offered rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) on the relevant Distribution Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Company, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least

US$1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.
(ii)
If at least two quotations are not provided pursuant to paragraph (i) of this definition, the Calculation Agent, in consultation with the Company, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Distribution Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Distribution Period in an amount of at least US$1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(iii)
If at least three quotations are not provided pursuant to paragraph (ii) of this definition, Three-Month LIBOR for the next Distribution Period will be equal to Three-Month LIBOR in effect for the then-current Distribution Period or, in the case of the first Distribution Period in the Floating Rate Period, the most recent Three-Month LIBOR Rate on which Three-Month LIBOR could have been determined in accordance with the first sentence of this paragraph had the distribution rate been a floating rate during the Fixed Rate Period.

In the event that Three-Month LIBOR is less than zero, Three-Month LIBOR shall be deemed to be zero.
Notwithstanding the foregoing clauses (i), (ii) and (iii):
(A)
If the Calculation Agent determines on the relevant Distribution Determination Date that LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series A Preferred Shares (a “LIBOR Event”), then the Calculation Agent will use a substitute or successor base rate that it has determined, in consultation with the Company, is the most comparable to LIBOR; provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate; and

(B)
If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent, in consultation with the Company, may determine what business day convention to use, the definition of business day, the Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to LIBOR, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Notwithstanding the foregoing, if the Calculation Agent determines in its sole discretion that there is no alternative rate that is a substitute or successor base rate for LIBOR, the Calculation Agent may, in its sole discretion, or if the Calculation Agent fails to do so, the Company may, appoint an independent financial advisor (“IFA”) to determine an appropriate alternative rate and any adjustments, and the decision of the IFA will be binding on the Company, the Calculation Agent and the Series A Holders. If a LIBOR Event has occurred, but for any reason an alternative rate has not been determined, an IFA has not determined an appropriate alternative rate and adjustments or an IFA has not been appointed, Three-Month LIBOR for the next Distribution Period to which the Distribution Determination Date relates shall be Three-Month LIBOR as in effect for the then-current Distribution Period; provided, that if this sentence is applicable with respect to the first Distribution Period in the Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.
(dd)	“Three-Month LIBOR Rate” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”

2	Terms, Rights, Powers, Preferences and Duties of Series A Preferred Shares
2.1	Designation.
The Series A Preferred Shares shall be designated and created as a series of Preferred Shares. Each Series A Preferred Share shall be identical in all respects to every other Series A Preferred Share. The Series A Preferred Shares shall not be “Voting Shares” for purposes of the Articles.
2.2	Initial Issuance; Additional Shares.
The Company shall have authorized for issuance 4,180,000 Series A Preferred Shares as of November 9, 2022. The number of authorized Series A Preferred Shares may from time to time, without the consent or approval of holders of the Series A Preferred Shares, be increased (subject to paragraph 7 of the Memorandum of Association of the Company, and, more generally, the Articles) or decreased (but not below the number of Series A Preferred Shares then Outstanding) by the Directors. The Company may, from time to time, without the consent or approval of holders of the Series A Preferred Shares, issue additional Series A Preferred Shares in accordance with Article 2.1 of the Articles; provided that, if the additional Series A Preferred Shares are not fungible for U.S. federal income tax purposes with the Series A Preferred Shares issued on November 9, 2022, the additional shares shall be issued under a separate CUSIP number. If the Company issues additional Series A Preferred Shares, distributions on those additional Series A Preferred Shares will accrue from the most recent Distribution Payment Date prior to the issuance of such additional Series A Preferred Shares at the then-applicable distribution rate.
2.3	Distributions.
(a)	Distribution Rate.
(i)
Each Series A Holder will be entitled to receive, with respect to each Series A Preferred Share held by such Series A Holder, only when, as, and if declared by the Directors, out of funds legally available for such purpose, cumulative cash distributions based on the Series A Liquidation Preference, at a rate equal to (i) from, and including, September 15, 2022 to, but excluding, September 15, 2024 (the “Fixed Rate Period”), 8.25% per annum, and (ii) beginning September 15, 2024 (the “Floating Rate Period”), Three-Month LIBOR plus a spread of 688.6 basis points per annum.

(ii)
The distribution rate for each Distribution Period in the Floating Rate Period will be determined by the Calculation Agent using Three-Month LIBOR as in effect on the second London Banking Day prior to the beginning of the Distribution Period, which date is referred to as the “Distribution Determination Date” for the relevant Distribution Period. The Calculation Agent then will add Three-Month LIBOR as determined on the Distribution Determination Date and the spread of 688.6 basis points and that sum will be the distribution rate for the applicable Distribution Period. Once the distribution rate for the Series A Preferred Shares is determined, the Calculation Agent will deliver that information to the Company and the Transfer Agent for the Series A Preferred Shares. Absent manifest error, the Calculation Agent’s determination of the distribution rate for a Distribution Period for the Series A Preferred Shares will be final.

(b)	Distribution Payments.
When, as, and if declared by the Directors, the Company will pay cash distributions on the Series A Preferred Shares quarterly in arrears on each Distribution Payment Date. The Company will pay cash distributions to the Series A Holders as they appear on the Register of Members on the applicable Series A Record Date. So long as the Series A Preferred Shares are held of record by the nominee of the Depositary, distributions declared on the Series A Preferred Shares will be paid to the Depositary in same-day funds on each Distribution Payment Date. The Depositary will credit accounts of its participants in accordance with the Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series A Preferred Shares in accordance with the instructions of such beneficial owners. If any Distribution Payment Date on or prior to September 15, 2024 is a day that is not a business day, then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. If any Distribution Payment Date after September 15, 2024 is a day that is not a business day, then the Distribution Payment Date will be the immediately succeeding business day, and distributions will accrue to, but not including, the Distribution Payment Date. As used in this Section 2.3(b), “business day” means, (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed and, (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.
(c)	Conventions.
The Company will calculate distributions on the Series A Preferred Shares for the Fixed Rate Period on the basis of a 360-day year consisting of twelve 30-day months. The Company will calculate distributions on the Series A Preferred Shares for the Floating Rate Period on the basis of the actual number of days in a Distribution Period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
(d)	Terms of Accrual.
With respect to Series A Preferred Shares that are redeemed, distributions on such Series A Preferred Shares will cease to accrue after the applicable redemption date, unless the Company defaults in the payment of the redemption price of such Series A Preferred Shares called for redemption. Distributions on the Series A Preferred Shares will accrue from September 15, 2022 or the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series A Preferred Shares which may be in arrears, and Series A Holders will not be entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described in Section 2.3(a) of this Series A Preferred Share Designation and this Section 2.3(d).
(e)	Limitations following Non-Payment of Distributions.
While any Series A Preferred Shares remain Outstanding, unless the full cumulative distributions for all past Distribution Periods on all Outstanding Series A Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(i)	no distribution will be declared and paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities);
(ii)
no Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company, or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to September 12, 2019), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(iii)
no Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series A Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations in clauses (i), (ii) and (iii) of this Section 2.3(e) shall not apply to (A) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Company’s employment, severance, or consulting agreements) of the Company or of any of the Company’s subsidiaries and (B) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
(f)	Shorter Distribution Periods for Junior Securities or Parity Securities.
To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series A Preferred Shares (e.g., monthly rather than quarterly), the Directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the Directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series A Preferred Shares on the next Distribution Payment Date.
(g)	Distribution in Arrears.
(i)
Accumulated distributions in arrears on Series A Preferred Shares for any past Distribution Period may be declared by the Directors and paid on any date fixed by the Directors, whether or not a Distribution Payment Date, to Series A Holders on the Record Date for such payment, which may not be less than 10 days before such distribution. Any such payment shall be made in accordance with Section 2.3(b) of this Series A Preferred Share Designation.

(ii)
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all Series A Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective Distribution Payment Dates, commencing with the earliest Distribution Payment Date. If less than all distributions payable with respect to all Series A Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series A Preferred Shares and Parity Securities at such time.

(h)	Distribution on Junior Securities.
Subject to the conditions described in Sections 2.3(e) and 2.3(f) of this Series A Preferred Share Designation, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by the Directors, may be declared and paid on the Common Shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the Series A Holders will not be entitled to participate in those distributions.
2.4	Rank.
With respect to the payment of distributions and rights (including redemption rights) upon the Company’s liquidation, dissolution or winding up, the Series A Preferred Shares shall rank:
(a)	senior and prior to the Common Shares and any class or series of Preferred Shares that by its terms is designated as ranking junior to the Series A Preferred Shares;
(b)
pari passu with any class or series of Preferred Shares that by its terms is designated as ranking equal to the Series A Preferred Shares or does not state that it is junior or senior to the Series A Preferred Shares; and

(c)	junior to any class or series of Preferred Shares that is expressly designated as ranking senior to the Series A Preferred Shares (subject to receipt of any requisite consents prior to issuance).

2.5	Optional Redemption; Distribution Rate Step-Up following a Change of Control.
(a)	Optional Redemption on or after September 15, 2024.
The Company may redeem the Series A Preferred Shares, in whole or in part, at its option, at any time or from time to time on or after September 15, 2024, at a redemption price equal to $25.00 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
(b)	Optional Redemption Following a Rating Event.
At any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event, the Company may, at its option, redeem the Series A Preferred Shares in whole, but not in part, prior to September 15, 2024, at a redemption price per Series A Preferred Share equal to $25.50, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
(c)	Optional Redemption following a Tax Redemption Event.
If a Tax Redemption Event occurs, the Company may, at its option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024 and within 60 days after the occurrence of such Tax Redemption Event, at a redemption price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
(d)	Optional Redemption following a Change of Control; Distribution Rate Step-Up following a Change of Control.
If a Change of Control occurs, the Company may, at its option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024 and within 60 days after the occurrence of such Change of Control, at a redemption price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a Change of Control occurs (whether before, on or after September 15, 2024) and the Company does not give notice prior to the 31st day following the Change of Control to redeem all the Outstanding Series A Preferred Shares, the distribution rate per annum on the Series A Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.
2.6	Redemption Procedures.
(a)
If the Company elects to redeem any Series A Preferred Shares, the Company will provide notice to the Series A Holders of the Series A Preferred Shares to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series A Preferred Shares are held in book-entry form through the Depositary, the Company may give this notice in any manner permitted by the Depositary). Any notice given as provided in this Section 2.6 will be conclusively presumed to have been duly given, whether or not the Series A Holder receives such notice, and any defect in such notice or in the provision of such notice to any Series A Holder of Series A Preferred Shares designated for redemption will not affect the redemption of any other Series A Preferred Shares. Each notice of redemption shall state:

(i)	the redemption date;
(ii)	the redemption price;
(iii)	if fewer than all Series A Preferred Shares are to be redeemed, the number of Series A Preferred Shares to be redeemed; and
(iv)	the manner in which the Series A Holders of Series A Preferred Shares called for redemption may obtain payment of the redemption price in respect of those shares.
(b)
If notice of redemption of any Series A Preferred Shares has been given and if the funds necessary for such redemption have been deposited by the Company in trust with a bank or the Depositary for the benefit of the Series A Holders of any Series A Preferred Shares so called for redemption, then from and after the redemption date such Series A Preferred Shares will no longer be deemed Outstanding for any purpose, all distributions with respect to such Series A Preferred Shares shall cease to accrue after the redemption date and all rights of the Series A Holders of such Series A Preferred Shares will terminate, except the right to receive the redemption price, without interest.
(c)
In the case of any redemption of only part of the Series A Preferred Shares at the time Outstanding, the Series A Preferred Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions of this Series A Preferred Share Designation and applicable law, the Directors will have the full power and authority to prescribe the terms and conditions upon which Series A Preferred Shares may be redeemed from time to time.

(d)	Any redemption of the Series A Preferred Shares pursuant to Section 2.5 shall be effected only out of funds legally available for such purpose.
2.7	Voting Rights.
(a)	Generally No Voting Rights; Votes Per Share.
Notwithstanding any provision in the Articles to the contrary, Series A Holders will not have any voting rights, with respect to each Series A Preferred Share held by such Series A Holder, except as set forth in this Section 2.7 or as otherwise required by applicable law. To the extent that Series A Holders are entitled to vote, each Series A Holder will have one vote per Series A Preferred Share held by such Series A Holder, except that when Parity Securities have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
(b)	Voting Rights Upon Nonpayment of Distributions.
(i)
Whenever distributions on any Series A Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive (a “Nonpayment”), the upper limit of the number of Directors comprising the board of Directors under Article 23.1 shall be automatically increased by two (any such increase, a “Series A Nonpayment Board Expansion”) if not already increased by two by reason of the appointment of Directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series A Preferred Shares, voting together as a single class. The Series A Holders, voting together as a single class with the holders of any series of Parity Securities then Outstanding upon which like voting rights have been conferred and are exercisable (any such series, “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional Directors (“Series A Nonpayment Directors”) at a special meeting of the Series A Holders (any such meeting, a “Series A Nonpayment Meeting”) and the holders of such Other Voting Preferred Shares and at each subsequent annual meeting of Common Members at which such Series A Nonpayment Directors are up for re-appointment; provided that when all distributions accumulated on the Series A Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of Series A Holders to appoint any Directors will cease and, unless there are any Other Voting Preferred Shares that are then entitled to vote for the election of Directors, the term of office of the Series A Nonpayment Directors will forthwith terminate, the office of such Series A Nonpayment Directors appointed by Series A Holders shall automatically be vacated and the upper limit of the number of Directors comprising the board of Directors under Article 23.1 shall be automatically reduced by two. However, the right of the Series A Holders and holders of any Other Voting Preferred Shares to appoint two additional Directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as set forth in this Section 2.7(b)(i). In no event shall the Series A Holders be entitled pursuant to these voting rights to elect a Director that would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of the Company’s Equity Interests is listed or quoted. For the avoidance of doubt, in no event shall the total number of Directors elected by Series A Holders and holders of any Other Voting Preferred Shares exceed two.

(ii)
Following a Nonpayment, the Company may, and upon the written request of any Series A Holders (addressed to the Company) shall, call a Series A Nonpayment Meeting for the appointment of the Series A Nonpayment Directors by the Series A Holders and the Other Voting Preferred Shares. The Company shall, in its sole discretion, determine a date and a Record Date for such Series A Nonpayment Meeting, provide notice of such Series A Nonpayment Meeting and conduct such Series A Nonpayment Meeting, in each case applying procedures for general meetings set out in the Articles. Any subsequent annual general meeting of Common Members at which such Series A Nonpayment Directors are up for re-appointment shall be called and held applying procedures for annual general meetings set out in the Articles as if references to (A) Members and Common Members and (B) Outstanding Voting Shares were, solely with respect to the Series A Nonpayment Directors, references to Series A Holders and to Series A Preferred Shares, mutatis mutandis.

(iii)
If, at any time when the voting rights conferred upon the Series A Preferred Shares are exercisable, any vacancy in the office of a Director appointed pursuant to the procedures described in this Section 2.7(b) shall occur, then such vacancy may be filled only by the remaining Director or by the affirmative vote of a majority of the votes entitled to be cast by the Series A Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series A Holders and holders of any such Other Voting Preferred Shares. Any Director appointed pursuant to the procedures described in this Section 2.7(b) may be removed at any time, with or without cause, only by the affirmative vote of Series A Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series A Holders and holders of any such Other Voting Preferred Shares, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the Series A Holders and holders of Other Voting Preferred Shares that are then entitled to vote for the election of Directors, and may not be removed by the holders of the Common Shares

(c)	Additional Voting Rights.
While any Series A Preferred Shares remain Outstanding, the following actions will be deemed a variation of the rights of Series A Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized Equity Interests into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles (including this Series A Preferred Share Designation), including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series A Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of Series A Preferred Shares and all Other Voting Preferred Shares in accordance with and following the procedures set out in Article 9 of the Articles; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series A Preferred Shares for this purpose), only the consent of the holders of the Outstanding shares of the classes or series so affected, voting as a single class, shall be required in lieu of (or, if such consent shall be required by law, in addition to) the consent of the Other Voting Preferred Shares (including the Series A Preferred Shares for this purpose) in accordance with and following the procedures set out in Article 9 of the Articles.
(d)	Creation and Issuance of Parity Securities and Junior Securities.
The Company may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any Series A Holders; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all Outstanding Series A Preferred Shares shall have been, or contemporaneously are, declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.

(e)	No Voting Rights Following Certain Redemption Events.
The voting rights of the Series A Holders shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all Outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and the Company shall have set aside sufficient funds for the benefit of Series A Holders to effect the redemption.
(f)	Limitations.
Notwithstanding anything to the contrary in this Section 2.7, none of the following will be deemed to affect the powers, preferences or special rights of the Series A Preferred Shares:
(i)
any increase in the amount of authorized Common Shares or authorized Preferred Shares, or any increase or decrease in the number of shares of any series of Preferred Shares, or the authorization, creation and issuance of other classes or series of Equity Interests, in each case ranking on parity with or junior to the Series A Preferred Shares as to distributions or distribution of assets upon the Company’s liquidation, dissolution or winding up;

(ii)
a merger or consolidation of the Company with or into another entity in which the Series A Preferred Shares remain Outstanding with identical terms as existing immediately prior to such merger or consolidation; and

(iii)
a merger or consolidation of the Company with or into another entity in which the Series A Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series A Preferred Shares.

2.8	Liquidation Rights.
(a)
Upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the Series A Holders shall be entitled to be paid out of the Company’s assets legally available for distribution to the Members, before any distribution of assets is made to holders of the Common Shares or any other Junior Securities, a liquidating distribution in the amount of the Series A Liquidation Preference per Series A Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment to the Series A Holder of the full amount of the liquidating distributions to which the Series A Holders are entitled, the Series A Holders shall have no right or claim to any of the Company’s remaining assets.

(b)
Distributions to Series A Holders will be made only to the extent that the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series A Preferred Shares. If, in the event of a Liquidation, the Company is unable to pay full liquidating distributions to the Series A Holders in accordance with the foregoing provisions of this Section 2.8 and to all Parity Securities in accordance with the terms thereof, then the Company shall distribute its assets to those holders ratably in proportion to the liquidating distributions which they would otherwise have received.

(c)
Nothing in this Section 2.8 shall entitle the Series A Holders to be paid any amount upon the occurrence of a Liquidation until holders of any classes or series of Senior Securities ranking, as to the distribution of assets upon a Liquidation, senior to the Series A Preferred Shares have been paid all amounts to which such classes or series of Senior Securities are entitled.

(d)
For the purposes of this Series A Preferred Share Designation, the Company’s merger or consolidation with or into any other entity or by another entity with or into the Company or the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (for cash, securities or other consideration) shall not be deemed to be a Liquidation. If the Company enters into any merger or consolidation transaction with or into any other entity and the Company is not the surviving entity in such transaction, the Series A Preferred Shares may be converted into shares of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series A Preferred Shares.
2.9	Reports.
Following any such time as the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall provide the Series A Holders with the annual and quarterly reports that the Company provides to (1) the holders of the then outstanding capital markets debt securities of the Company or (2) if no such debt securities are outstanding at such time, the lenders under the then outstanding credit facilities of the Company, in each case, within the time periods prescribed and subject to any qualifications or exceptions set forth in the governing documents for such debt securities or credit facilities, as applicable.
2.10	No Mandatory Redemption, Conversion, Exchange or Preemptive Rights.
The Series A Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions, and are not convertible or exchangeable for any other property, interests or securities at the option of Series A Holders. The Series A Preferred Shares do not entitle the holders thereof to any preemptive rights with respect to the issuance of additional Series A Preferred Shares.
2.11	No Other Rights.
The Series A Preferred Shares shall not have any designations, preferences, rights, powers or duties except as set forth in the Articles or this Series A Preferred Share Designation or as otherwise required by applicable law.
2.12	Forum Selection.
Article 46 of the Articles sets out the forum and jurisdiction applicable to the Articles, including this his Series A Preferred Share Designation.
2.13	Percentage Interest.
A “Percentage Interest” shall not be established for the Series A Preferred Shares.
2.14	Book-Entry System.
All of the Series A Preferred Shares will be represented by a single certificate issued to the Depositary and registered in the name of its nominee (initially, Cede & Co.). No holder of the Series A Preferred Shares will be entitled to receive a certificate evidencing such Series A Preferred Shares unless (i) otherwise required by law or (ii) the Depositary gives notice of its intention to resign or is no longer eligible to act as such and, in either case, the Company has not selected a substitute Depositary within 60 calendar days thereafter.

ANNEX B
FTAI Aviation Ltd.
SHARE DESIGNATION WITH RESPECT TO SERIES B PREFERRED SHARES
This SHARE DESIGNATION (this “Series B Preferred Share Designation”) of FTAI Aviation Ltd. (the “Company”) relates to Series B Preferred Shares in the capital of the Company. Capitalized terms used in this Series B Preferred Share Designation without definition shall have the respective meanings ascribed thereto in and shall be construed in accordance with the main body of the Amended and Restated Articles of Association of the Company, as amended, supplemented or restated from time to time (the “Articles”). This Series B Preferred Share Designation sets out the designations, preferences, rights, powers and duties attaching to the Series B Preferred Shares.
1	Definitions
1.1	Definitions.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Series B Preferred Share Designation.
(a)	“Articles” has the meaning assigned to such term in the introduction to this Series B Preferred Share Designation.
(b)
“Calculation Agent” means the calculation agent for the Series B Preferred Shares, which shall be appointed by the Company prior to the commencement of the Floating Rate Period and shall be a third party independent financial institution of national standing with experience providing services as a calculation agent.

(c)	“Change of Control” means the occurrence of the following:
(i)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50.0% of the voting power of the Company’s Voting Equity Interests; or

(ii)
(A) all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (B) the Company consolidates, amalgamates or merges with or into another person or any person consolidates, amalgamates or merges with or into the Company, in either case under this clause (ii), in one transaction or a series of related transactions in which immediately after the consummation thereof persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Equity Interests representing in the aggregate a majority of the total voting power of the Voting Equity Interests of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Equity Interests representing a majority of the total voting power of the Voting Equity Interests of the Company, or the applicable surviving or transferee person; provided that this clause shall not apply (I) in the case where immediately after the consummation of the transactions Permitted Holders, directly or indirectly, beneficially own Voting Equity Interests representing in the aggregate a majority of the total voting power of the Company, or the applicable surviving or transferee person, or (II) to any consolidation, amalgamation or merger of the Company with or into (1) a corporation, limited liability company or partnership or (2) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no person or group (other than Permitted Holders), which beneficially owns Voting Equity Interests representing 50.0% or more of the voting power of the total outstanding Voting Equity Interests of such entity.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (i) of this definition; provided that no “person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Equity Interests of such holding company

Solely for purposes of this definition, the following definitions shall apply:
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Company’s senior unsecured notes” means (a) the Company's 6.75% Senior Notes due 2022, (b) the Company’s 6.50% Senior Notes due 2025 and (c) any similar series of capital markets debt securities of the Company issued after November 27, 2019.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Fortress” means Fortress Investment Group LLC.
“Management Group” means at any time, the Chairperson, any President, any Executive Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Company or any of the Company’s subsidiaries at such time.
“Permitted Holders” means, collectively, Fortress, its Affiliates and the Management Group; provided that the definition of “Permitted Holders” shall not include any Control Investment Affiliate whose primary purpose is the operation of an ongoing business (excluding any business whose primary purpose is the investment of capital or assets).
“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Restricted Subsidiary” means any “Restricted Subsidiary” under the Company’s senior unsecured notes.
“Subsidiary” means, with respect to any Person, (a) any corporation, company, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Voting Equity Interests” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” means a subsidiary of the Company, 100.0% of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries of the Company.
(d)	“Company” has the meaning assigned to such term in the introduction to this Series B Preferred Share Designation.
(e)	“Distribution Determination Date” has the meaning assigned to such term in Section 2.3(a) of this Series B Preferred Share Designation.
(f)
“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2022, as may be adjusted during the Floating Rate Period pursuant to Section 2.3(b) of this Series B Preferred Share Designation.

(g)
“Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which will be the period from, and including, September 15, 2022, to, but excluding, December 15, 2022.

(h)
“Equity Interests” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership, limited liability company or business trust, partnership, membership or beneficial interests (whether general or limited) or shares in the capital of a company; (d) in the case of an exempted company, shares in the capital of the company; and (e) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person (but excluding from the foregoing any debt securities convertible into Equity Interests, whether or not such debt securities include any right of participation with Equity Interests).

(i)	“Fixed Rate Period” has the meaning set forth in Section 2.3(a) of this Series B Preferred Share Designation.
(j)	“Floating Rate Period” has the meaning set forth in Section 2.3(a) of this Series B Preferred Share Designation.
(k)	“IFA” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”
(l)
“Junior Securities” means the Common Shares and any other class or series of the Company’s Equity Interests over which the Series B Preferred Shares have preference or priority in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

(m)	“LIBOR Event” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”
(n)	“Liquidation” has the meaning assigned to such term in Section 2.8(a) of this Series B Preferred Share Designation.
(o)	“London Banking Day” means any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.
(p)	“Nonpayment” has the meaning set forth in Section 2.7(b)(i) of this Series B Preferred Share Designation.
(q)	“Other Voting Preferred Shares” has the meaning assigned to such term in Section 2.7(b)(i) of this Series B Preferred Share Designation.
(r)
“Parity Securities” means any class or series of the Company’s Equity Interests that ranks equally with the Series B Preferred Shares in the payment of distributions and in the distribution of assets on the Company’s liquidation, dissolution or winding up.

(s)
“Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of November 27, 2019 for purposes of assigning ratings to securities with features similar to the Series B Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of November 27, 2019 are scheduled to be in effect with respect to the Series B Preferred Shares, or (ii) a lower equity credit being given to the Series B Preferred Shares than the equity credit that would have been assigned to the Series B Preferred Shares by such rating agency pursuant to the criteria in effect as of November 27, 2019.

(t)
“Senior Securities” means any class or series of the Company’s Equity Interests that has preference or priority over the Series B Preferred Shares in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

(u)	“Series B Holder” means, with respect to any Series B Preferred Shares, the Record Holder of such Series B Preferred Shares.
(v)	“Series B Liquidation Preference” means US$25.00 per Series B Preferred Share.
(w)	“Series B Nonpayment Board Expansion” has the meaning assigned to such term in Section 2.7(b)(i) of this Series B Preferred Share Designation.
(x)	“Series B Nonpayment Directors” has the meaning assigned to such term in Section 2.7(b)(i) of this Series B Preferred Share Designation.
(y)	“Series B Nonpayment Meeting” has the meaning assigned to such term in Section 2.7(b)(i) of this Series B Preferred Share Designation.
(z)
“Series B Preferred Share” means a 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Share of a par value of US$0.01 in the capital of the Company having the designations, preferences, rights, powers and duties set forth in this Series B Preferred Share Designation and the Articles to which this Series B Preferred Share Designation forms a part.

(aa)
“Series B Record Date” means, with respect to any Distribution Payment Date, the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by the Directors as the Record Date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.

(bb)
“Tax Redemption Event” means, after November 27, 2019, due to (a) an amendment to, or a change in official interpretation of, the Code, Treasury Regulations promulgated thereunder, or administrative guidance or (b) an administrative or judicial determination, (i) the Company is advised by nationally recognized counsel or a “Big Four” accounting firm that the Company will be treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax (other than any tax imposed pursuant to Section 6225 of the Code, as amended by the Bipartisan Budget Act of 2015), or (ii) the Company files an IRS Form 8832 (or successor form) electing that the Company be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

(cc)
“Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three month period (the “Three-Month LIBOR Rate”), as that rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Distribution Determination Date, provided that:

(i)
If no offered rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) on the relevant Distribution Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Company, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least US$1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(ii)
If at least two quotations are not provided pursuant to paragraph (i) of this definition, the Calculation Agent, in consultation with the Company, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Distribution Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Distribution Period in an amount of at least US$1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(iii)
If at least three quotations are not provided pursuant to paragraph (ii) of this definition, Three-Month LIBOR for the next Distribution Period will be equal to Three-Month LIBOR in effect for the then-current Distribution Period or, in the case of the first Distribution Period in the Floating Rate Period, the most recent Three-Month LIBOR Rate on which Three-Month LIBOR could have been determined in accordance with the first sentence of this paragraph had the distribution rate been a floating rate during the Fixed Rate Period.

In the event that Three-Month LIBOR is less than zero, Three-Month LIBOR shall be deemed to be zero.
Notwithstanding the foregoing clauses (i), (ii) and (iii):
(A)
If the Calculation Agent determines on the relevant Distribution Determination Date that LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series B Preferred Shares (a “LIBOR Event”), then the Calculation Agent will use a substitute or successor base rate that it has determined, in consultation with the Company, is the most comparable to LIBOR; provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate; and

(B)
If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent, in consultation with the Company, may determine what business day convention to use, the definition of business day, the Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to LIBOR, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Notwithstanding the foregoing, if the Calculation Agent determines in its sole discretion that there is no alternative rate that is a substitute or successor base rate for LIBOR, the Calculation Agent may, in its sole discretion, or if the Calculation Agent fails to do so, the Company may, appoint an independent financial advisor (“IFA”) to determine an appropriate alternative rate and any adjustments, and the decision of the IFA will be binding on the Company, the Calculation Agent and the Series B Holders. If a LIBOR Event has occurred, but for any reason an alternative rate has not been determined, an IFA has not determined an appropriate alternative rate and adjustments or an IFA has not been appointed, Three-Month LIBOR for the next Distribution Period to which the Distribution Determination Date relates shall be Three-Month LIBOR as in effect for the then-current Distribution Period; provided, that if this sentence is applicable with respect to the first Distribution Period in the Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.
(dd)	“Three-Month LIBOR Rate” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”

2	Terms, Rights, Powers, Preferences and Duties of Series B Preferred Shares
2.1	Designation.
The Series B Preferred Shares shall be designated and created as a series of Preferred Shares. Each Series B Preferred Share shall be identical in all respects to every other Series B Preferred Share. The Series B Preferred Shares shall not be “Voting Shares” for purposes of the Articles.
2.2	Initial Issuance; Additional Shares.
The Company shall have authorized for issuance 4,940,000 Series B Preferred Shares as of November 9, 2022. The number of authorized Series B Preferred Shares may from time to time, without the consent or approval of holders of the Series B Preferred Shares, be increased (subject to paragraph 7 of the Memorandum of Association of the Company, and, more generally, the Articles) or decreased (but not below the number of Series B Preferred Shares then Outstanding) by the Directors. The Company may, from time to time, without the consent or approval of holders of the Series B Preferred Shares, issue additional Series B Preferred Shares in accordance with Article 2.1 of the Articles; provided that, if the additional Series B Preferred Shares are not fungible for U.S. federal income tax purposes with the Series B Preferred Shares issued on November 9, 2022, the additional shares shall be issued under a separate CUSIP number. If the Company issues additional Series B Preferred Shares, distributions on those additional Series B Preferred Shares will accrue from the most recent Distribution Payment Date prior to the issuance of such additional Series B Preferred Shares at the then-applicable distribution rate.
2.3	Distributions.
(a)	Distribution Rate.
(i)
Each Series B Holder will be entitled to receive, with respect to each Series B Preferred Share held by such Series B Holder, only when, as, and if declared by the Directors, out of funds legally available for such purpose, cumulative cash distributions based on the Series B Liquidation Preference, at a rate equal to (i) from, and including, September 15, 2022 to, but excluding, December 15, 2024 (the “Fixed Rate Period”), 8.00% per annum, and (ii) beginning December 15, 2024 (the “Floating Rate Period”), Three-Month LIBOR plus a spread of 644.7 basis points per annum.

(ii)
The distribution rate for each Distribution Period in the Floating Rate Period will be determined by the Calculation Agent using Three-Month LIBOR as in effect on the second London Banking Day prior to the beginning of the Distribution Period, which date is referred to as the “Distribution Determination Date” for the relevant Distribution Period. The Calculation Agent then will add Three-Month LIBOR as determined on the Distribution Determination Date and the spread of 644.7 basis points and that sum will be the distribution rate for the applicable Distribution Period. Once the distribution rate for the Series B Preferred Shares is determined, the Calculation Agent will deliver that information to the Company and the Transfer Agent for the Series B Preferred Shares. Absent manifest error, the Calculation Agent’s determination of the distribution rate for a Distribution Period for the Series B Preferred Shares will be final.

(b)	Distribution Payments.
When, as, and if declared by the Directors, the Company will pay cash distributions on the Series B Preferred Shares quarterly in arrears on each Distribution Payment Date. The Company will pay cash distributions to the Series B Holders as they appear on the Register of Members on the applicable Series B Record Date. So long as the Series B Preferred Shares are held of record by the nominee of the Depositary, distributions declared on the Series B Preferred Shares will be paid to the Depositary in same-day funds on each Distribution Payment Date. The Depositary will credit accounts of its participants in accordance with the Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Shares in accordance with the instructions of such beneficial owners. If any Distribution Payment Date on or prior to December 15, 2024 is a day that is not a business day, then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. If any Distribution Payment Date after December 15, 2024 is a day that is not a business day, then the Distribution Payment Date will be the immediately succeeding business day, and distributions will accrue to, but not including, the Distribution Payment Date. As used in this Section 2.3(b), “business day” means, (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed and, (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.
(c)	Conventions.
The Company will calculate distributions on the Series B Preferred Shares for the Fixed Rate Period on the basis of a 360-day year consisting of twelve 30-day months. The Company will calculate distributions on the Series B Preferred Shares for the Floating Rate Period on the basis of the actual number of days in a Distribution Period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
(d)	Terms of Accrual.
With respect to Series B Preferred Shares that are redeemed, distributions on such Series B Preferred Shares will cease to accrue after the applicable redemption date, unless the Company defaults in the payment of the redemption price of such Series B Preferred Shares called for redemption. Distributions on the Series B Preferred Shares will accrue from  September 15, 2022 or the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series B Preferred Shares which may be in arrears, and Series B Holders will not be entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described in Section 2.3(a) of this Series B Preferred Share Designation and this Section 2.3(d).
(e)	Limitations following Non-Payment of Distributions.
While any Series B Preferred Shares remain Outstanding, unless the full cumulative distributions for all past Distribution Periods on all Outstanding Series B Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(i)	no distribution will be declared and paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities);
(ii)
no Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company, or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to November 27, 2019), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(iii)
no Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series B Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations in clauses (i), (ii) and (iii) of this Section 2.3(e) shall not apply to (A) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Company’s employment, severance, or consulting agreements) of the Company or of any of the Company’s subsidiaries and (B) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
(f)	Shorter Distribution Periods for Junior Securities or Parity Securities.
To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series B Preferred Shares (e.g., monthly rather than quarterly), the Directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the Directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series B Preferred Shares on the next Distribution Payment Date.
(g)	Distribution in Arrears.
(i)
Accumulated distributions in arrears on Series B Preferred Shares for any past Distribution Period may be declared by the Directors and paid on any date fixed by the Directors, whether or not a Distribution Payment Date, to Series B Holders on the Record Date for such payment, which may not be less than 10 days before such distribution. Any such payment shall be made in accordance with Section 2.3(b) of this Series B Preferred Share Designation.

(ii)
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all Series B Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective Distribution Payment Dates, commencing with the earliest Distribution Payment Date. If less than all distributions payable with respect to all Series B Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series B Preferred Shares and Parity Securities at such time.

(h)	Distribution on Junior Securities.
Subject to the conditions described in Sections 2.3(e) and 2.3(f) of this Series B Preferred Share Designation, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by the Directors, may be declared and paid on the Common Shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the Series B Holders will not be entitled to participate in those distributions.
2.4	Rank.
With respect to the payment of distributions and rights (including redemption rights) upon the Company’s liquidation, dissolution or winding up, the Series B Preferred Shares shall rank:
(a)	senior and prior to the Common Shares and any class or series of Preferred Shares that by its terms is designated as ranking junior to the Series B Preferred Shares;
(b)
pari passu with any class or series of Preferred Shares that by its terms is designated as ranking equal to the Series B Preferred Shares or does not state that it is junior or senior to the Series B Preferred Shares; and

(c)	junior to any class or series of Preferred Shares that is expressly designated as ranking senior to the Series B Preferred Shares (subject to receipt of any requisite consents prior to issuance).

2.5	Optional Redemption; Distribution Rate Step-Up following a Change of Control.
(a)	Optional Redemption on or after December 15, 2024.
The Company may redeem the Series B Preferred Shares, in whole or in part, at its option, at any time or from time to time on or after December 15, 2024, at a redemption price equal to $25.00 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
(b)	Optional Redemption Following a Rating Event.
At any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event, the Company may, at its option, redeem the Series B Preferred Shares in whole, but not in part, prior to December 15, 2024, at a redemption price per Series B Preferred Share equal to $25.50, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
(c)	Optional Redemption following a Tax Redemption Event.
If a Tax Redemption Event occurs, the Company may, at its option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024 and within 60 days after the occurrence of such Tax Redemption Event, at a redemption price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
(d)	Optional Redemption following a Change of Control; Distribution Rate Step-Up following a Change of Control.
If a Change of Control occurs, the Company may, at its option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024 and within 60 days after the occurrence of such Change of Control, at a redemption price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a Change of Control occurs (whether before, on or after December 15, 2024) and the Company does not give notice prior to the 31st day following the Change of Control to redeem all the Outstanding Series B Preferred Shares, the distribution rate per annum on the Series B Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.
2.6	Redemption Procedures.
(a)
If the Company elects to redeem any Series B Preferred Shares, the Company will provide notice to the Series B Holders of the Series B Preferred Shares to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series B Preferred Shares are held in book-entry form through the Depositary, the Company may give this notice in any manner permitted by the Depositary). Any notice given as provided in this Section 2.6 will be conclusively presumed to have been duly given, whether or not the Series B Holder receives such notice, and any defect in such notice or in the provision of such notice to any Series B Holder of Series B Preferred Shares designated for redemption will not affect the redemption of any other Series B Preferred Shares. Each notice of redemption shall state:

(i)	the redemption date;
(ii)	the redemption price;
(iii)	if fewer than all Series B Preferred Shares are to be redeemed, the number of Series B Preferred Shares to be redeemed; and
(iv)	the manner in which the Series B Holders of Series B Preferred Shares called for redemption may obtain payment of the redemption price in respect of those shares.
(b)
If notice of redemption of any Series B Preferred Shares has been given and if the funds necessary for such redemption have been deposited by the Company in trust with a bank or the Depositary for the benefit of the Series B Holders of any Series B Preferred Shares so called for redemption, then from and after the redemption date such Series B Preferred Shares will no longer be deemed Outstanding for any purpose, all distributions with respect to such Series B Preferred Shares shall cease to accrue after the redemption date and all rights of the Series B Holders of such Series B Preferred Shares will terminate, except the right to receive the redemption price, without interest.
(c)
In the case of any redemption of only part of the Series B Preferred Shares at the time Outstanding, the Series B Preferred Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions of this Series B Preferred Share Designation and applicable law, the Directors will have the full power and authority to prescribe the terms and conditions upon which Series B Preferred Shares may be redeemed from time to time.

(d)	Any redemption of the Series B Preferred Shares pursuant to Section 2.5 shall be effected only out of funds legally available for such purpose.
2.7	Voting Rights.
(a)	Generally No Voting Rights; Votes Per Share.
Notwithstanding any provision in the Articles to the contrary, Series B Holders will not have any voting rights, with respect to each Series B Preferred Share held by such Series B Holder, except as set forth in this Section 2.7 or as otherwise required by applicable law. To the extent that Series B Holders are entitled to vote, each Series B Holder will have one vote per Series B Preferred Share held by such Series B Holder, except that when Parity Securities have the right to vote with the Series B Preferred Shares as a single class on any matter, the Series B Preferred Shares and such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
(b)	Voting Rights Upon Nonpayment of Distributions.
(i)
Whenever distributions on any Series B Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive (a “Nonpayment”), the upper limit of the number of Directors comprising the board of Directors under Article 23.1 shall be automatically increased by two (any such increase, a “Series B Nonpayment Board Expansion”) if not already increased by two by reason of the appointment of Directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series B Preferred Shares, voting together as a single class. The Series B Holders, voting together as a single class with the holders of any series of Parity Securities then Outstanding upon which like voting rights have been conferred and are exercisable (any such series, “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional Directors (“Series B Nonpayment Directors”) at a special meeting of the Series B Holders (any such meeting, a “Series B Nonpayment Meeting”) and the holders of such Other Voting Preferred Shares and at each subsequent annual meeting of Common Members at which such Series B Nonpayment Directors are up for re-appointment; provided that when all distributions accumulated on the Series B Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of Series B Holders to appoint any Directors will cease and, unless there are any Other Voting Preferred Shares that are then entitled to vote for the election of Directors, the term of office of the Series B Nonpayment Directors will forthwith terminate, the office of such Series B Nonpayment Directors appointed by Series B Holders shall automatically be vacated and the upper limit of the number of Directors comprising the board of Directors under Article 23.1 shall be automatically reduced by two. However, the right of the Series B Holders and holders of any Other Voting Preferred Shares to appoint two additional Directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as set forth in this Section 2.7(b)(i). In no event shall the Series B Holders be entitled pursuant to these voting rights to elect a Director that would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of the Company’s Equity Interests is listed or quoted. For the avoidance of doubt, in no event shall the total number of Directors elected by Series B Holders and holders of any Other Voting Preferred Shares exceed two.

(ii)
Following a Nonpayment, the Company may, and upon the written request of any Series B Holders (addressed to the Company) shall, call a Series B Nonpayment Meeting for the appointment of the Series B Nonpayment Directors by the Series B Holders and the Other Voting Preferred Shares. The Company shall, in its sole discretion, determine a date and a Record Date for such Series B Nonpayment Meeting, provide notice of such Series B Nonpayment Meeting and conduct such Series B Nonpayment Meeting, in each case applying procedures for general meetings set out in the Articles. Any subsequent annual general meeting of Common Members at which such Series B Nonpayment Directors are up for re-appointment shall be called and held applying procedures for annual general meetings set out in the Articles as if references to (A) Members and Common Members and (B) Outstanding Voting Shares were, solely with respect to the Series A Nonpayment Directors, references to Series B Holders and to Series B Preferred Shares, mutatis mutandis.

(iii)
If, at any time when the voting rights conferred upon the Series B Preferred Shares are exercisable, any vacancy in the office of a Director appointed pursuant to the procedures described in this Section 2.7(b) shall occur, then such vacancy may be filled only by the remaining Director or by the affirmative vote of a majority of the votes entitled to be cast by the Series B Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series B Holders and holders of any such Other Voting Preferred Shares. Any Director appointed pursuant to the procedures described in this Section 2.7(b) may be removed at any time, with or without cause, only by the affirmative vote of Series B Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series B Holders and holders of any such Other Voting Preferred Shares, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the Series B Holders and holders of Other Voting Preferred Shares that are then entitled to vote for the election of Directors, and may not be removed by the holders of the Common Shares

(c)	Additional Voting Rights.
While any Series B Preferred Shares remain Outstanding, the following actions will be deemed a variation of the rights of Series B Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized Equity Interests into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles (including this Series B Preferred Share Designation), including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of Series B Preferred Shares and all Other Voting Preferred Shares in accordance with and following the procedures set out in Article 12 of the Articles; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series B Preferred Shares for this purpose), only the consent of the holders of the Outstanding shares of the classes or series so affected , voting as a single class, shall be required in lieu of (or, if such consent shall be required by law, in addition to) the consent of the Other Voting Preferred Shares (including the Series B Preferred Shares for this purpose) in accordance with and following the procedures set out in Article 12 of the Articles.
(d)	Creation and Issuance of Parity Securities and Junior Securities.
The Company may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any Series B Holders; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all Outstanding Series B Preferred Shares shall have been, or contemporaneously are, declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.

(e)	No Voting Rights Following Certain Redemption Events.
The voting rights of the Series B Holders shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all Outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and the Company shall have set aside sufficient funds for the benefit of Series B Holders to effect the redemption.
(f)	Limitations.
Notwithstanding anything to the contrary in this Section 2.7, none of the following will be deemed to affect the powers, preferences or special rights of the Series B Preferred Shares:
(i)
any increase in the amount of authorized Common Shares or authorized Preferred Shares, or any increase or decrease in the number of shares of any series of Preferred Shares, or the authorization, creation and issuance of other classes or series of Equity Interests, in each case ranking on parity with or junior to the Series B Preferred Shares as to distributions or distribution of assets upon the Company’s liquidation, dissolution or winding up;

(ii)
a merger or consolidation of the Company with or into another entity in which the Series B Preferred Shares remain Outstanding with identical terms as existing immediately prior to such merger or consolidation; and

(iii)
a merger or consolidation of the Company with or into another entity in which the Series B Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series B Preferred Shares.

2.8	Liquidation Rights.
(a)
Upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the Series B Holders shall be entitled to be paid out of the Company’s assets legally available for distribution to the Members, before any distribution of assets is made to holders of the Common Shares or any other Junior Securities, a liquidating distribution in the amount of the Series B Liquidation Preference per Series B Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment to the Series B Holder of the full amount of the liquidating distributions to which the Series B Holders are entitled, the Series B Holders shall have no right or claim to any of the Company’s remaining assets.

(b)
Distributions to Series B Holders will be made only to the extent that the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series B Preferred Shares. If, in the event of a Liquidation, the Company is unable to pay full liquidating distributions to the Series B Holders in accordance with the foregoing provisions of this Section 2.8 and to all Parity Securities in accordance with the terms thereof, then the Company shall distribute its assets to those holders ratably in proportion to the liquidating distributions which they would otherwise have received.

(c)
Nothing in this Section 2.8 shall entitle the Series B Holders to be paid any amount upon the occurrence of a Liquidation until holders of any classes or series of Senior Securities ranking, as to the distribution of assets upon a Liquidation, senior to the Series B Preferred Shares have been paid all amounts to which such classes or series of Senior Securities are entitled.

(d)
For the purposes of this Series B Preferred Share Designation, the Company’s merger or consolidation with or into any other entity or by another entity with or into the Company or the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (for cash, securities or other consideration) shall not be deemed to be a Liquidation. If the Company enters into any merger or consolidation transaction with or into any other entity and the Company is not the surviving entity in such transaction, the Series B Preferred Shares may be converted into shares of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series B Preferred Shares.
2.9	Reports.
Following any such time as the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall provide the Series B Holders with the annual and quarterly reports that the Company provides to (1) the holders of the then outstanding capital markets debt securities of the Company or (2) if no such debt securities are outstanding at such time, the lenders under the then outstanding credit facilities of the Company, in each case, within the time periods prescribed and subject to any qualifications or exceptions set forth in the governing documents for such debt securities or credit facilities, as applicable.
2.10	No Mandatory Redemption, Conversion, Exchange or Preemptive Rights.
The Series B Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions, and are not convertible or exchangeable for any other property, interests or securities at the option of the Series B Holders. The Series B Preferred Shares do not entitle the holders thereof to any preemptive rights with respect to the issuance of additional Series B Preferred Shares.
2.11	No Other Rights.
The Series B Preferred Shares shall not have any designations, preferences, rights, powers or duties except as set forth in the Articles or this Series B Preferred Share Designation or as otherwise required by applicable law.
2.12	Forum Selection.
Article 46 of the Articles shall govern the forum and jurisdiction applicable to the Articles, including this his Series B Preferred Share Designation.
2.13	Percentage Interest.
A “Percentage Interest” shall not be established for the Series B Preferred Shares.
2.14	Book-Entry System.
All of the Series B Preferred Shares will be represented by a single certificate issued to the Depositary and registered in the name of its nominee (initially, Cede & Co.). No holder of the Series B Preferred Shares will be entitled to receive a certificate evidencing such Series B Preferred Shares unless (i) otherwise required by law or (ii) the Depositary gives notice of its intention to resign or is no longer eligible to act as such and, in either case, the Company has not selected a substitute Depositary within 60 calendar days thereafter.

ANNEX C
FTAI Aviation Ltd.
SHARE DESIGNATION WITH RESPECT TO SERIES C PREFERRED SHARES
This SHARE DESIGNATION (this “Series C Preferred Share Designation”) of FTAI Aviation Ltd. (the “Company”) relates to Series C Preferred Shares in the capital of the Company. Capitalized terms used in this Series C Preferred Share Designation without definition shall have the respective meanings ascribed thereto in and shall be construed in accordance with the main body of the Amended and Restated Articles of Association of the Company, as amended, supplemented or restated from time to time (the “Articles”). This Series C Preferred Share Designation sets out the designations, preferences, rights, powers and duties attaching to the Series C Preferred Shares.
1	Definitions
1.1	Definitions.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Series C Preferred Share Designation.
(a)	“Articles” has the meaning assigned to such term in the introduction to this Series C Preferred Share Designation.
(b)	“Business Day” means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed.
(c)
“Calculation Agent” means the calculation agent for the Series C Preferred Shares, which shall be appointed by the Company prior to the First Reset Date and shall be a third party independent financial institution of national standing with experience providing services as a calculation agent.

(d)	“Change of Control” means the occurrence of the following:
(i)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50.0% of the voting power of the Company’s Voting Equity Interests; or

(ii)
(A) all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (B) the Company consolidates, amalgamates or merges with or into another person or any person consolidates, amalgamates or merges with or into the Company, in either case under this clause (ii), in one transaction or a series of related transactions in which immediately after the consummation thereof persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Equity Interests representing in the aggregate a majority of the total voting power of the Voting Equity Interests of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Equity Interests representing a majority of the total voting power of the Voting Equity Interests of the Company, or the applicable surviving or transferee person; provided that this clause shall not apply (I) in the case where immediately after the consummation of the transactions Permitted Holders, directly or indirectly, beneficially own Voting Equity Interests representing in the aggregate a majority of the total voting power of the Company, or the applicable surviving or transferee person, or (II) to any consolidation, amalgamation or merger of the Company with or into (1) a corporation, limited liability company or partnership or (2) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no person or group (other than Permitted Holders), which beneficially owns Voting Equity Interests representing 50.0% or more of the voting power of the total outstanding Voting Equity Interests of such entity.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (i) of this definition; provided that no “person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Equity Interests of such holding company
Solely for purposes of this definition, the following definitions shall apply:
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Company’s senior unsecured notes” means (a) the Company's 6.75% Senior Notes due 2022, (b) the Company’s 6.50% Senior Notes due 2025, (c) the Company’s 9.75% Senior Notes due 2027 and (d) any similar series of capital markets debt securities of the Company issued after March 25, 2021.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Fortress” means Fortress Investment Group LLC.
“Management Group” means at any time, the Chairperson, any President, any Executive Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Company or any of the Company’s subsidiaries at such time.
“Permitted Holders” means, collectively, Fortress, its Affiliates and the Management Group; provided that the definition of “Permitted Holders” shall not include any Control Investment Affiliate whose primary purpose is the operation of an ongoing business (excluding any business whose primary purpose is the investment of capital or assets).
“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Restricted Subsidiary” means any “Restricted Subsidiary” under the Company’s senior unsecured notes.
“Subsidiary” means, with respect to any Person, (a) any corporation, company, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Voting Equity Interests” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.
“Wholly-Owned Subsidiary” means a subsidiary of the Company, 100.0% of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries of the Company.
(e)	“Company” has the meaning assigned to such term in the introduction to this Series C Preferred Share Designation.
(f)	“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2022.
(g)
“Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which will be the period from, and including, September 15, 2022, to, but excluding, December 15, 2022.

(h)	“Distribution Rate” has the meaning assigned to such term in Section 2.3 of this Series C Preferred Share Designation.
(i)
“Equity Interests” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership, limited liability company or business trust, partnership, membership or beneficial interests (whether general or limited) or shares in the capital of a company; (d) in the case of an exempted company, shares in the capital of the company; and (e) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person (but excluding from the foregoing any debt securities convertible into Equity Interests, whether or not such debt securities include any right of participation with Equity Interests).

(j)	“First Reset Date” means June 15, 2026.
(k)
“Five-Year Treasury Rate” means, for any Reset Period commencing on or after the First Reset Date, the rate determined by the Calculation Agent on the Reset Distribution Determination Date and equal to:

(i)
The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the Calculation Agent in its sole discretion; or

(ii)
If no calculation is provided as described in clause (i), then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, shall determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent, in its sole discretion, may determine the “business day” convention, the definition of “business day” and the Reset Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the rate described in clause (i), in a manner that is consistent with industry-accepted practices for such substitute or successor rate.
(l)
“Junior Securities” means the Common Shares and any other class or series of the Company’s Equity Interests over which the Series C Preferred Shares have preference or priority in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

(m)	“Liquidation” has the meaning assigned to such term in Section 2.8(a) of this Series C Preferred Share Designation.
(n)	“Nonpayment” has the meaning set forth in Section 2.7(b)(i) of this Series C Preferred Share Designation.
(o)	“Other Voting Preferred Shares” has the meaning assigned to such term in Section 2.7(b)(i) of this Series C Preferred Share Designation.
(p)
“Parity Securities” means any class or series of the Company’s Equity Interests that ranks equally with the Series C Preferred Shares in the payment of distributions and in the distribution of assets on the Company’s liquidation, dissolution or winding up.

(q)
“Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of March 25, 2021 for purposes of assigning ratings to securities with features similar to the Series C Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of March 25, 2021 are scheduled to be in effect with respect to the Series C Preferred Shares, or (ii) a lower equity credit being given to the Series C Preferred Shares than the equity credit that would have been assigned to the Series C Preferred Shares by such rating agency pursuant to the criteria in effect as of March 25, 2021.

(r)	“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a Business Day.
(s)	“Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period.
(t)
“Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

(u)
“Senior Securities” means any class or series of the Company’s Equity Interests that has preference or priority over the Series C Preferred Shares in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

(v)	“Series C Holder” means, with respect to any Series C Preferred Shares, the Record Holder of such Series C Preferred Shares.
(w)	“Series C Liquidation Preference” means US$25.00 per Series C Preferred Share.
(x)	“Series C Nonpayment Board Expansion” has the meaning assigned to such term in Section 2.7(b)(i) of this Series C Preferred Share Designation.
(y)	“Series C Nonpayment Directors” has the meaning assigned to such term in Section 2.7(b)(i) of this Series C Preferred Share Designation.
(z)	“Series C Nonpayment Meeting” has the meaning assigned to such term in Section 2.7(b)(i) of this Series C Preferred Share Designation.
(aa)
“Series C Preferred Share” means a 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Share of a par value of US$0.01 in the capital of the Company having the designations, preferences, rights, powers and duties set forth in this Series C Preferred Share Designation and the Articles to which this Series C Preferred Share Designation forms a part.

(bb)
“Series C Record Date” means, with respect to any Distribution Payment Date, the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by the Directors as the Record Date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.

(cc)
“Tax Redemption Event” means, after March 25, 2021, due to (a) an amendment to, or a change in official interpretation of, the Code, Treasury Regulations promulgated thereunder, or administrative guidance or (b) an administrative or judicial determination, (i) the Company is advised by nationally recognized counsel or a “Big Four” accounting firm that the Company will be treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax (other than any tax imposed pursuant to Section 6225 of the Code, as amended by the Bipartisan Budget Act of 2015), or (ii) the Company files an IRS Form 8832 (or successor form) electing that the Company be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

2	Terms, Rights, Powers, Preferences and Duties of Series C Preferred Shares
2.1	Designation.
The Series C Preferred Shares shall be designated and created as a series of Preferred Shares. Each Series C Preferred Share shall be identical in all respects to every other Series C Preferred Share. The Series C Preferred Shares shall not be “Voting Shares” for purposes of the Articles.
2.2	Initial Issuance; Additional Shares.
The Company shall have authorized for issuance 4,200,000 Series C Preferred Shares as of November 9, 2022. The number of authorized Series C Preferred Shares may from time to time, without the consent or approval of holders of the Series C Preferred Shares, be increased (subject to paragraph 7 of the Memorandum of Association of the Company, and, more generally, the Articles) or decreased (but not below the number of Series C Preferred Shares then Outstanding) by the Directors. The Company may, from time to time, without the consent or approval of holders of the Series C Preferred Shares, issue additional Series C Preferred Shares in accordance with Article 2.1 of the Articles; provided that, if the additional Series C Preferred Shares are not fungible for U.S. federal income tax purposes with the Series C Preferred Shares issued on November 9, 2022, the additional shares shall be issued under a separate CUSIP number. If the Company issues additional Series C Preferred Shares, distributions on those additional Series C Preferred Shares will accrue from the most recent Distribution Payment Date prior to the issuance of such additional Series C Preferred Shares at the then-applicable Distribution Rate.
2.3	Distributions.
(a)	Distribution Rate.
Each Series C Holder will be entitled to receive, with respect to each Series C Preferred Share held by such Series C Holder, only when, as, and if declared by the Directors, out of funds legally available for such purpose, cumulative cash distributions based on the Series C Liquidation Preference, at a rate (the “Distribution Rate”) equal to (i) for each Distribution Period from, and including, September 15, 2022, to, but excluding, the First Reset Date, 8.25% per annum, and (ii) for each Distribution Period beginning on the First Reset Date, during each Reset Period, the Five-Year Treasury Rate as of the most recent Reset Distribution Determination Date plus a spread of 737.8 basis points per annum; provided that if the Five-Year Treasury Rate for any Distribution Period described in this clause (ii) cannot be determined pursuant to the definition of “Five-Year Treasury Rate,” the Distribution Rate for such Distribution Period will be the same as the Distribution Rate determined for the immediately preceding Distribution Period.

(b)	Distribution Payments.
When, as, and if declared by the Directors, the Company will pay cash distributions on the Series C Preferred Shares quarterly in arrears on each Distribution Payment Date. The Company will pay cash distributions to the Series C Holders as they appear on the Company’s share register on the applicable Series C Record Date. So long as the Series C Preferred Shares are held of record by the nominee of the Depositary, distributions declared on the Series C Preferred Shares will be paid to the Depositary in same-day funds on each Distribution Payment Date. The Depositary will credit accounts of its participants in accordance with the Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series C Preferred Shares in accordance with the instructions of such beneficial owners. If any Distribution Payment Date is a day that is not a Business Day, then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment.
(c)	Conventions.
The Company will calculate distributions on the Series C Preferred Shares on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
(d)	Terms of Accrual.
With respect to Series C Preferred Shares that are redeemed, distributions on such Series C Preferred Shares will cease to accrue on the applicable redemption date, unless the Company defaults in the payment of the redemption price of such Series C Preferred Shares called for redemption. Distributions on the Series C Preferred Shares will accrue from September 15, 2022 or the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears, and Series C Holders will not be entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described in Section 2.3(a) of this Series C Preferred Share Designation and this Section 2.3(d).
(e)	Limitations following Non-Payment of Distributions.
While any Series C Preferred Shares remain Outstanding, unless the full cumulative distributions for all past Distribution Periods on all Outstanding Series C Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(i)	no distribution will be declared and paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities);
(ii)
no Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company, or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to March 25, 2021), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(iii)
no Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series C Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations in clauses (i), (ii) and (iii) of this Section 2.3(e) shall not apply to (A) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Company’s employment, severance, or consulting agreements) of the Company or of any of the Company’s subsidiaries and (B) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
(f)	Shorter Distribution Periods for Junior Securities or Parity Securities.
To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series C Preferred Shares (e.g., monthly rather than quarterly), the Directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the Directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series C Preferred Shares on the next Distribution Payment Date..
(g)	Distribution in Arrears.
(i)
Accumulated distributions in arrears on Series C Preferred Shares for any past Distribution Period may be declared by the Directors and paid on any date fixed by the Directors, whether or not a Distribution Payment Date, to Series C Holders on the Record Date for such payment, which may not be less than 10 days before such distribution. Any such payment shall be made in accordance with Section 2.3(b).

(ii)
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all Series C Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective Distribution Payment Dates, commencing with the earliest Distribution Payment Date. If less than all distributions payable with respect to all Series C Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series C Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series C Preferred Shares and Parity Securities at such time.

(h)	Distribution on Junior Securities.
Subject to the conditions described in Sections 2.3(e) and 2.3(f) of this Series C Preferred Share Designation, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by the Directors, may be declared and paid on the Common Shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the Series C Holders will not be entitled to participate in those distributions.
2.4	Rank.
With respect to the payment of distributions and rights (including redemption rights) upon the Company’s liquidation, dissolution or winding up, the Series C Preferred Shares shall rank:
(a)	senior and prior to the Common Shares and any class or series of Preferred Shares that by its terms is designated as ranking junior to the Series C Preferred Shares;
(b)
pari passu with any class or series of Preferred Shares that by its terms is designated as ranking equal to the Series C Preferred Shares or does not state that it is junior or senior to the Series C Preferred Shares; and

(c)	junior to any class or series of Preferred Shares that is expressly designated as ranking senior to the Series C Preferred Shares (subject to receipt of any requisite consents prior to issuance).

2.5	Optional Redemption; Distribution Rate Step-Up following a Change of Control.
(a)	Optional Redemption on or after June 15, 2026.
The Company may redeem the Series C Preferred Shares, in whole or in part, at its option, at any time or from time to time on or after June 15, 2026, at a redemption price equal to $25.00 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
(b)	Optional Redemption Following a Rating Event.
At any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event, the Company may, at its option, redeem the Series C Preferred Shares in whole, but not in part, prior to June 15, 2026, at a redemption price per Series C Preferred Share equal to $25.50, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
(c)	Optional Redemption following a Tax Redemption Event.
If a Tax Redemption Event occurs, the Company may, at its option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026 and within 60 days after the occurrence of such Tax Redemption Event, at a redemption price of $25.25 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
(d)	Optional Redemption following a Change of Control; Distribution Rate Step-Up following a Change of Control.
If a Change of Control occurs, the Company may, at its option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026 and within 60 days after the occurrence of such Change of Control, at a redemption price of $25.25 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a Change of Control occurs (whether before, on or after June 15, 2026) and the Company does not give notice prior to the 31st day following the Change of Control to redeem all the Outstanding Series C Preferred Shares, the Distribution Rate per annum on the Series C Preferred Shares will increase by 500 basis points, beginning on the 31st day following such Change of Control.
2.6	Redemption Procedures.
(a)
If the Company elects to redeem any Series C Preferred Shares, the Company will provide notice to the Series C Holders of the Series C Preferred Shares to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series C Preferred Shares are held in book-entry form through the Depositary, the Company may give this notice in any manner permitted by the Depositary). Any notice given as provided in this Section 2.6 will be conclusively presumed to have been duly given, whether or not the Series C Holder receives such notice, and any defect in such notice or in the provision of such notice to any Series C Holder of Series C Preferred Shares designated for redemption will not affect the redemption of any other Series C Preferred Shares. Each notice of redemption shall state:

(i)	the redemption date;
(ii)	the redemption price;
(iii)	if fewer than all Series C Preferred Shares are to be redeemed, the number of Series C Preferred Shares to be redeemed; and
(iv)	the manner in which the Series C Holders of Series C Preferred Shares called for redemption may obtain payment of the redemption price in respect of those shares.
(b)
If notice of redemption of any Series C Preferred Shares has been given and if the funds necessary for such redemption have been deposited by the Company in trust with a bank or the Depositary for the benefit of the Series C Holders of any Series C Preferred Shares so called for redemption, then from and after the redemption date such Series C Preferred Shares will no longer be deemed Outstanding for any purpose, all distributions with respect to such Series C Preferred Shares shall cease to accrue after the redemption date and all rights of the Series C Holders of such Series C Preferred Shares will terminate, except the right to receive the redemption price, without interest.
(c)
In the case of any redemption of only part of the Series C Preferred Shares at the time Outstanding, the Series C Preferred Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions of this Series C Preferred Share Designation and applicable law, the Directors will have the full power and authority to prescribe the terms and conditions upon which Series C Preferred Shares may be redeemed from time to time.

(d)	Any redemption of the Series C Preferred Shares pursuant to Section 2.5 shall be effected only out of funds legally available for such purpose.
2.7	Voting Rights.
(a)	Generally No Voting Rights; Votes Per Share.
Notwithstanding any provision in the Articles to the contrary, Series C Holders will not have any voting rights, with respect to each Series C Preferred Share held by such Series C Holder, except as set forth in this Section 2.7 or as otherwise required by applicable law. To the extent that Series C Holders are entitled to vote, each Series C Holder will have one vote per Series C Preferred Share held by such Series C Holder, except that when Parity Securities have the right to vote with the Series C Preferred Shares as a single class on any matter, the Series C Preferred Shares and such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
(b)	Voting Rights Upon Nonpayment of Distributions.
(i)
Whenever distributions on any Series C Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive (a “Nonpayment”), the upper limit of the number of Directors comprising the board of Directors under Article 23.1 shall be automatically increased by two (any such increase, a “Series C Nonpayment Board Expansion”) if not already increased by two by reason of the appointment of Directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series C Preferred Shares, voting together as a single class. The Series C Holders, voting together as a single class with the holders of any series of Parity Securities then Outstanding upon which like voting rights have been conferred and are exercisable (any such series, “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional Directors (“Series C Nonpayment Directors”) at a special meeting of the Series C Holders (any such meeting, a “Series C Nonpayment Meeting”) and the holders of such Other Voting Preferred Shares and at each subsequent annual meeting of Common Members at which such Series C Nonpayment Directors are up for re-appointment; provided that when all distributions accumulated on the Series C Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of Series C Holders to appoint any Directors will cease and, unless there are any Other Voting Preferred Shares that are then entitled to vote for the election of Directors, the term of office of the Series C Nonpayment Directors will forthwith terminate, the office of such Series C Nonpayment Directors appointed by Series C Holders shall automatically be vacated and the upper limit of the number of Directors comprising the board of Directors under Article 23.1 shall be automatically reduced by two. However, the right of the Series C Holders and holders of any Other Voting Preferred Shares to appoint two additional Directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as set forth in this Section 2.7(b)(i). In no event shall the Series C Holders be entitled pursuant to these voting rights to elect a Director that would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of the Company’s Equity Interests is listed or quoted. For the avoidance of doubt, in no event shall the total number of Directors elected by Series C Holders and holders of any Other Voting Preferred Shares exceed two.

(ii)
Following a Nonpayment, the Company may, and upon the written request of any Series C Holders (addressed to the Company) shall, call a Series C Nonpayment Meeting for the appointment of the Series C Nonpayment Directors by the Series C Holders and the Other Voting Preferred Shares. The Company shall, in its sole discretion, determine a date and a Record Date for such Series C Nonpayment Meeting, provide notice of such Series C Nonpayment Meeting and conduct such Series C Nonpayment Meeting, in each case applying procedures for general meetings set out in the Articles. Any subsequent annual general meeting of Common Members at which such Series C Nonpayment Directors are up for re-appointment shall be called and held applying procedures for annual general meetings set out in the Articles as if references to (A) Members and Common Members and (B) Outstanding Voting Shares were, solely with respect to the Series C Nonpayment Directors, references to Series C Holders and to Series C Preferred Shares, mutatis mutandis.

(iii)
If, at any time when the voting rights conferred upon the Series C Preferred Shares are exercisable, any vacancy in the office of a Director appointed pursuant to the procedures described in this Section 2.7(b) shall occur, then such vacancy may be filled only by the remaining Director or by the affirmative vote of a majority of the votes entitled to be cast by the Series C Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series C Holders and holders of any such Other Voting Preferred Shares. Any Director appointed pursuant to the procedures described in this Section 2.7(b) may be removed at any time, with or without cause, only by the affirmative vote of Series C Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series C Holders and holders of any such Other Voting Preferred Shares, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the Series C Holders and holders of Other Voting Preferred Shares that are then entitled to vote for the election of Directors, and may not be removed by the holders of the Common Shares

(c)	Additional Voting Rights.
While any Series C Preferred Shares remain Outstanding, the following actions will be deemed a variation of the rights of Series C Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized Equity Interests into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles (including this Series C Preferred Share Designation), including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series C Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of Series C Preferred Shares and all Other Voting Preferred Shares in accordance with and following the procedures set out in Article 12 of the Articles; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose), only the consent of the holders of the Outstanding shares of the classes or series so affected , voting as a single class,shall be required in lieu of (or, if such consent shall be required by law, in addition to) the consent of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose) in accordance with and following the procedures set out in Article 12 of the Articles.
(d)	Creation and Issuance of Parity Securities and Junior Securities.
The Company may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any Series C Holders; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all Outstanding Series C Preferred Shares shall have been, or contemporaneously are, declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.

(e)	No Voting Rights Following Certain Redemption Events.
The voting rights of the Series C Holders shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all Outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and the Company shall have set aside sufficient funds for the benefit of Series C Holders to effect the redemption.
(f)	Limitations.
Notwithstanding anything to the contrary in this Section 2.7, none of the following will be deemed to affect the powers, preferences or special rights of the Series C Preferred Shares:
(i)
any increase in the amount of authorized Common Shares or authorized Preferred Shares, or any increase or decrease in the number of shares of any series of Preferred Shares, or the authorization, creation and issuance of other classes or series of Equity Interests, in each case ranking on parity with or junior to the Series C Preferred Shares as to distributions or distribution of assets upon the Company’s liquidation, dissolution or winding up;

(ii)
a merger or consolidation of the Company with or into another entity in which the Series C Preferred Shares remain Outstanding with identical terms as existing immediately prior to such merger or consolidation; and

(iii)
a merger or consolidation of the Company with or into another entity in which the Series C Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series C Preferred Shares.

2.8	Liquidation Rights.
(a)
Upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the Series C Holders shall be entitled to be paid out of the Company’s assets legally available for distribution to the Members, before any distribution of assets is made to holders of the Common Shares or any other Junior Securities, a liquidating distribution in the amount of the Series C Liquidation Preference per Series C Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment to the Series C Holder of the full amount of the liquidating distributions to which the Series C Holders are entitled, the Series C Holders shall have no right or claim to any of the Company’s remaining assets.

(b)
Distributions to Series C Holders will be made only to the extent that the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Shares. If, in the event of a Liquidation, the Company is unable to pay full liquidating distributions to the Series C Holders in accordance with the foregoing provisions of this Section 2.8 and to all Parity Securities in accordance with the terms thereof, then the Company shall distribute its assets to those holders ratably in proportion to the liquidating distributions which they would otherwise have received.

(c)
Nothing in this Section 2.8 shall entitle the Series C Holders to be paid any amount upon the occurrence of a Liquidation until holders of any classes or series of Senior Securities ranking, as to the distribution of assets upon a Liquidation, senior to the Series C Preferred Shares have been paid all amounts to which such classes or series of Senior Securities are entitled.

(d)
For the purposes of this Series C Preferred Share Designation, the Company’s merger or consolidation with or into any other entity or by another entity with or into the Company or the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (for cash, securities or other consideration) shall not be deemed to be a Liquidation. If the Company enters into any merger or consolidation transaction with or into any other entity and the Company is not the surviving entity in such transaction, the Series C Preferred Shares may be converted into shares of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series C Preferred Shares.
2.9	Reports.
Following any such time as the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall provide the Series C Holders with the annual and quarterly reports that the Company provides to (1) the holders of the then outstanding capital markets debt securities of the Company or (2) if no such debt securities are outstanding at such time, the lenders under the then outstanding credit facilities of the Company, in each case, within the time periods prescribed and subject to any qualifications or exceptions set forth in the governing documents for such debt securities or credit facilities, as applicable.
2.10	No Mandatory Redemption, Conversion, Exchange or Preemptive Rights.
The Series C Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions, and are not convertible or exchangeable for any other property, interests or securities at the option of the Series C Holders. The Series C Preferred Shares do not entitle the holders thereof to any preemptive rights with respect to the issuance of additional Series C Preferred Shares.
2.11	No Other Rights.
The Series C Preferred Shares shall not have any designations, preferences, rights, powers or duties except as set forth in the Articles or this Series C Preferred Share Designation or as otherwise required by applicable law.
2.12	Forum Selection.
Article 46 of the Articles shall govern the forum and jurisdiction applicable to the Articles, including this his Series C Preferred Share Designation.
2.13	Percentage Interest.
A “Percentage Interest” shall not be established for the Series C Preferred Shares.
2.14	Book-Entry System.
All of the Series C Preferred Shares will be represented by a single certificate issued to the Depositary and registered in the name of its nominee (initially, Cede & Co.). No holder of the Series C Preferred Shares will be entitled to receive a certificate evidencing such Series C Preferred Shares unless (i) otherwise required by law or (ii) the Depositary gives notice of its intention to resign or is no longer eligible to act as such and, in either case, the Company has not selected a substitute Depositary within 60 calendar days thereafter.